Exhibit 99.1

RISK FACTORS

Investing in Dianthus Therapeutics, Inc., or Dianthus, securities involves a high degree of risk. You should carefully consider the risk factors set forth below and under “Risk Factors” in Dianthus’ Annual Report on Form 10-K for the year ended December 31, 2022 as updated by subsequent filings under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, before deciding whether to purchase Dianthus securities. The risks and uncertainties described below and in the documents mentioned above are not the only ones Dianthus faces. Additional risks and uncertainties not presently known to Dianthus could adversely affect its business, operating results and financial condition, as well as adversely affect the value of an investment in Dianthus securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Terms not defined herein shall have the meanings ascribed to them in Dianthus’ definitive proxy statement/prospectus filed with by the U.S. Securities and Exchange Commission on August 1, 2023 (the “Definitive Proxy Statement/Prospectus”).

Summary of Risk Factors

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Dianthus has a limited operating history, has not completed any clinical trials and has no products approved for commercial sale, which may make it difficult for you to evaluate its current business and likelihood of success and viability;

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Dianthus will require substantial additional capital to finance its operations in the future. If Dianthus is unable to raise such capital when needed, or on acceptable terms, Dianthus may be forced to delay, reduce or eliminate clinical trials, product development programs or future commercialization efforts;

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OpCo has incurred significant losses since inception, and Dianthus expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future. Dianthus has no products for sale, has not generated any product revenue and may never generate product revenue or become profitable;

•	Dianthus faces competition from entities that have developed or may develop programs for the diseases it plans to address with DNTH103 or other product candidates;

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DNTH103 and Dianthus’ other programs are in early stages of development and may fail in development or suffer delays that materially and adversely affect their commercial viability. If Dianthus or its current or future collaborators are unable to complete development of, or commercialize, Dianthus’ product candidates, or experience significant delays in doing so, its business will be materially harmed;

•	Dianthus is substantially dependent on the success of its most advanced product candidate, DNTH103, and its anticipated clinical trials of such candidate may not be successful;

•	If Dianthus does not achieve its projected development goals in the time frames Dianthus announces and expects, the commercialization of DNTH103 or any other product candidates may be delayed;

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Dianthus’ approach to the discovery and development of product candidates is unproven, and Dianthus may not be successful in its efforts to build a pipeline of product candidates with commercial value;

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Preclinical and clinical development involves a lengthy and expensive process that is subject to delays and with uncertain outcomes, and results of earlier studies and trials may not be predictive of future clinical trial results. If Dianthus’ preclinical studies and clinical trials are not sufficient to support regulatory approval of any of its product candidates, Dianthus may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development of such product candidate;

•	If Dianthus encounters difficulties enrolling patients in its future clinical trials, its clinical development activities could be delayed or otherwise adversely affected;

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Dianthus has collaborations with third parties, including its existing license and development collaboration with Zenas BioPharma. If Dianthus is unable to maintain these collaborations, or if these collaborations are not successful, segments of its business could be adversely affected;

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Dianthus has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of its financial statements and have other adverse consequences;

•	In order to successfully implement its plans and strategies, Dianthus will need to grow the size of its organization and Dianthus may experience difficulties in managing this growth;

•	Dianthus’ ability to protect its patents and other proprietary rights is uncertain, exposing Dianthus to the possible loss of competitive advantage;

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The regulatory approval processes of the FDA and other comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. If Dianthus is not able to obtain, or if there are delays in obtaining, required regulatory approvals for its product candidates, Dianthus will not be able to commercialize, or will be delayed in commercializing, such product candidates, and its ability to generate revenue will be materially impaired;

•	Dianthus may not be able to meet requirements for the chemistry, manufacturing and control of its product candidates;

•	Dianthus’ product candidates for which it intends to seek approval as biologics may face competition sooner than anticipated;

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The market price of Dianthus’ common stock is expected to be volatile, the market price of the common stock may drop, and active trading market for Dianthus’ common stock may not be sustained and its stockholders may not be able to sell their shares of common stock for a profit, if at all;

•	Dianthus may be unable to integrate successfully the businesses of Dianthus and OpCo and realize the anticipated benefits of the merger;

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Provisions in Dianthus’ certificate of incorporation and bylaws and under Delaware law could make an acquisition of Dianthus more difficult and may discourage any takeover attempts which stockholders may consider favorable, and may lead to entrenchment of management; and

•	Dianthus will incur additional costs and increased demands upon management as a result of complying with the laws and regulations affecting public companies.

Risks Related to Dianthus’ Limited Operating History, Financial Position and Capital Requirements

Dianthus has a limited operating history, has not completed any clinical trials and has no products approved for commercial sale, which may make it difficult for you to evaluate its current business and likelihood of success and viability.

Dianthus is a clinical-stage biotechnology company with limited operating history that has incurred significant operating losses and has utilized substantially all of its resources to conduct research and development activities (including with respect to its DNTH103 program) and undertake preclinical studies of product candidates, conducting a clinical trial of Dianthus’ most advanced product candidate and the manufacturing of the product candidates, business planning, developing and maintaining its intellectual property portfolio, hiring personnel, raising capital, and providing general and administrative support for these activities. Dianthus has limited experience as a company in initiating, conducting or completing clinical trials. In part because of this lack of experience, Dianthus cannot be certain that its current and planned clinical trials will begin or be completed on time, if at all. In addition, while Dianthus is evaluating DNTH103 in an ongoing Phase 1 clinical trial, Dianthus has not completed a clinical trial for any product candidate, has no products approved for commercial sale and has not yet demonstrated its ability to successfully complete clinical trials (including Phase 3 or other pivotal clinical trials), obtain regulatory or marketing approvals, manufacture a commercial-scale product or arrange for a third party to do so on its behalf, or conduct sales, marketing and distribution activities necessary for successful product commercialization. Additionally, Dianthus expects its financial condition and operating results to continue to fluctuate significantly from period to period due to a variety of factors, many of which are beyond its control. Consequently, any predictions made about Dianthus’ future success or viability may not be as accurate as they could be if Dianthus had a longer operating history.

In addition, as its business grows, Dianthus may encounter unforeseen expenses, restrictions, difficulties, complications, delays and other known and unknown factors. Dianthus will need to transition at some point from a company with an early research and development focus to a company capable of supporting larger scale clinical trials and eventually commercial activities. Dianthus may not be successful in such a transition.

Dianthus will require substantial additional capital to finance its operations in the future. If Dianthus is unable to raise such capital when needed, or on acceptable terms, Dianthus may be forced to delay, reduce or eliminate clinical trials, product development programs or future commercialization efforts.

Developing biotechnology products is a very long, time-consuming, expensive and uncertain process that takes years to complete. Since its inception, OpCo has funded its operations primarily through private financings and has incurred significant recurring losses, including net losses of $18.2 million for the six months ended June 30, 2023 and $28.5 million and $13.1 million for the years ended December 31, 2022 and 2021, respectively. Dianthus expects its expenses to increase in connection with its ongoing activities, particularly as Dianthus conducts its ongoing Phase 1 clinical trial of DNTH103, prepares for an investigational new drug application (“IND”) and other regulatory filings, initiates additional clinical trials, and continues to research, develop and conduct preclinical studies of its other potential product candidates. In addition, if Dianthus obtains regulatory approval for any product candidate for commercial sale, including DNTH103, Dianthus anticipates incurring significant commercialization expenses related to product manufacturing, marketing, sales and distribution activities to launch any such product. Dianthus’ expenses could increase beyond expectations if Dianthus is required by the FDA or other regulatory agencies to perform preclinical studies or clinical trials in addition to those that Dianthus currently anticipates. Because the design and outcome of its current, planned and anticipated clinical trials are highly uncertain, Dianthus cannot reasonably estimate the actual amount of funding that will be necessary to successfully complete the development and commercialization of any product candidate Dianthus develops. Dianthus’ future capital requirements depend on many factors, including factors that are not within its control.

Dianthus will also incur additional costs associated with operating as a public company that OpCo did not incur as a private company. Accordingly, Dianthus will require substantial additional funding to continue its operations. Based on its current operating plan, Dianthus believes that its existing cash, cash equivalents and short-term investments should be sufficient to fund its operations into the second quarter of 2026. This estimate is based on assumptions that may prove to be materially wrong, and Dianthus could use its available capital resources sooner than it currently expects. Dianthus’ future capital requirements will depend on many factors, including:

•	the timing and progress of preclinical and clinical development activities;

•	the number and scope of preclinical and clinical programs Dianthus pursues;

•	its ability to establish an acceptable safety profile with IND-enabling toxicology studies to enable clinical trials;

•	successful patient enrollment in, and the initiation and completion of, larger and later-stage clinical trials;

•	per subject trial costs;

•	the number and extent of trials required for regulatory approval;

•	the countries in which the trials are conducted;

•	the length of time required to enroll eligible subjects in clinical trials;

•	the number of subjects that participate in the trials;

•	the drop-out and discontinuation rate of subjects;

•	potential additional safety monitoring requested by regulatory agencies;

•	the duration of subject participation in the trials and follow-up;

•	the extent to which Dianthus encounters any serious adverse events in its clinical trials;

•	the timing of receipt of regulatory approvals from applicable regulatory authorities;

•	the timing, receipt and terms of any marketing approvals and post-marketing approval commitments from applicable regulatory authorities;

•	the extent to which Dianthus establishes collaborations, strategic partnerships, or other strategic arrangements with third parties, if any, and the performance of any such third party;

•	hiring and retaining research and development personnel;

•	its arrangements with its contract development and manufacturing organizations (“CDMOs”) and contract research organizations (“CROs”);

•	development and timely delivery of commercial-grade drug formulations that can be used in its planned clinical trials and for commercial launch;

•	the impact of any business interruptions to its operations or to those of the third parties with whom Dianthus works, particularly in light of the current COVID-19 pandemic environment; and

•	obtaining, maintaining, defending and enforcing patent claims and other intellectual property rights.

Dianthus does not have any committed external sources of funds and adequate additional financing may not be available to it on acceptable terms, or at all. Dianthus may be required to seek additional funds sooner than planned through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources. Such financing may dilute its stockholders or the failure to obtain such financing may restrict its operating activities. Any additional fundraising efforts may divert Dianthus’ management from their day-to-day activities, which may adversely affect its business. To the extent that Dianthus raises additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences and anti-dilution protections that adversely affect your rights as a stockholder. Debt financing may result in imposition of debt covenants, increased fixed payment obligations or other restrictions that may affect Dianthus’ business. If Dianthus raises additional funds through upfront payments or milestone payments pursuant to future collaborations with third parties, Dianthus may have to relinquish valuable rights to product development programs, or grant licenses on terms that are not favorable to it. Dianthus’ ability to raise additional capital may be adversely impacted by global macroeconomic conditions and volatility in the credit and financial markets in the United States and worldwide, over which Dianthus may have no or little control. Dianthus’ failure to raise capital as and when needed or on acceptable terms would have a negative impact on its financial condition and its ability to pursue its business strategy, and Dianthus may have to delay, reduce the scope of, suspend or eliminate clinical trials, product development programs or future commercialization efforts.

OpCo has incurred significant losses since inception, and Dianthus expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future. Dianthus has no products for sale, has not generated any product revenue and may never generate product revenue or become profitable.

Investment in biotechnology product development is a highly speculative undertaking and entails substantial upfront expenditures and significant risks that any program will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval and become commercially viable. Dianthus has no products approved for commercial sale, Dianthus has not generated any revenue from product sales to date, and Dianthus continues to incur significant research and development and other expenses related to its ongoing operations. Dianthus does not expect to generate product revenue unless or until Dianthus successfully completes clinical development and obtains regulatory approval of, and then successfully commercializes, at least one product candidate. Dianthus may never succeed in these activities and, even if Dianthus does, may never generate product revenue or revenues that are significant or large enough to achieve profitability. If Dianthus is unable to generate sufficient revenue through the sale of any approved products, Dianthus may be unable to continue operations without additional funding.

OpCo has incurred significant net losses in each period since it commenced operations in 2019. Dianthus’ net loss was $18.2 million for the six months ended June 30, 2023 and $28.5 million for the year ended December 31, 2022. Dianthus expects to continue to incur significant losses for the foreseeable future. Dianthus’ operating expenses and net losses may fluctuate significantly from quarter to quarter and year to year. Dianthus anticipates that its expenses will increase substantially if and as Dianthus:

•	advances its existing and future programs through preclinical and clinical development, including expansion into additional indications;

•	seeks to identify additional programs and additional product candidates;

•	maintains, expands, enforces, defends and protects its intellectual property portfolio;

•	seeks regulatory and marketing approvals for product candidates;

•	seeks to identify, establish and maintain additional collaborations and license agreements;

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ultimately establishes a sales, marketing and distribution infrastructure to commercialize any drug products for which Dianthus may obtain marketing approval, either by itself or in collaboration with others;

•	generates revenue from commercial sales of products for which Dianthus receives marketing approval;

•	hires additional personnel including research and development, clinical and commercial;

•	adds operational, financial and management information systems and personnel, including personnel to support product development;

•	acquires or in-licenses products, intellectual property and technologies; and

•	establishes commercial-scale current good manufacturing practices (“cGMP”) capabilities through a third-party or its own manufacturing facility.

In addition, Dianthus’ expenses will increase if, among other things, it is required by the U.S. Food and Drug Administration (the “FDA”) or other regulatory authorities to perform trials or studies in addition to, or different than, those that Dianthus currently anticipates, there are any delays in completing its clinical trials or the development of any product candidates, or there are any third-party challenges to its intellectual property or Dianthus needs to defend against any intellectual property-related claim.

Even if Dianthus obtains marketing approval for, and is successful in commercializing, one or more product candidates, Dianthus expects to incur substantial additional research and development and other expenditures to develop and market additional programs and/or to expand the approved indications of any marketed product. Dianthus may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect its business. The size of its future net losses will depend, in part, on the rate of future growth of its expenses and its ability to generate revenue.

Dianthus’ failure to become profitable would decrease the value of the company and could impair its ability to raise capital, maintain its research and development efforts, expand its business and/or continue its operations. A decline in the value of the company could also cause you to lose all or part of your investment.

In addition, management of OpCo have previously evaluated adverse conditions and events that raised substantial doubt about OpCo’s ability to continue as a going concern, and its independent registered public accounting firm included an explanatory paragraph in its report on its financial statements as of and for the year ended December 31, 2022 included elsewhere herein with respect to this uncertainty. This substantial doubt about OpCo’s ability to continue as a going concern could materially limit Dianthus’ ability to raise additional funds through the issuance of new debt or equity securities or otherwise. Future reports on its financial statements may include an explanatory paragraph with respect to its ability to continue as a going concern.

There is no assurance that adequate additional financing needed to allow Dianthus to continue as a going concern will be available to Dianthus on acceptable terms, or at all. The perception that Dianthus may not be able to continue as a going concern may cause others to choose not to do business with Dianthus due to concerns about its ability to meet its contractual obligations.

Risks Related to Discovery, Development and Commercialization

Dianthus faces competition from entities that have developed or may develop programs for the diseases it plans to address with DNTH103 or other product candidates.

The development and commercialization of drugs is highly competitive. If approved, DNTH103 or other product candidates will face significant competition and Dianthus’ failure to effectively compete may prevent it from achieving significant market penetration. Dianthus competes with a variety of multinational biopharmaceutical companies, specialized biotechnology companies and emerging biotechnology companies, as well as academic institutions, governmental agencies, and public and private research institutions, among others. Many of the companies with which Dianthus is currently competing or will compete against in the future have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products than Dianthus does. Mergers and acquisitions in the pharmaceutical and biotechnology industry may result in even more resources being concentrated among a smaller number of its competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with Dianthus in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites, patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, DNTH103 or other product candidates.

Dianthus’ competitors have developed, are developing or may develop programs and processes competitive with DNTH103 or other product candidates and processes. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments. Dianthus’ success will depend partially on its ability to develop and commercialize products that have a competitive safety, efficacy, dosing and/or presentation profile. Dianthus’ commercial opportunity and success will be reduced or eliminated if competing products are safer, more effective, have a more attractive dosing profile or presentation or are less expensive than any products Dianthus may develop, if any, or if competitors develop competing products or if biosimilars enter the market more quickly than Dianthus is able to, if at all, and are able to gain market acceptance.

DNTH103 and Dianthus’ other programs are in early stages of development and may fail in development or suffer delays that materially and adversely affect their commercial viability. If Dianthus or its current or future collaborators are unable to complete development of, or commercialize, Dianthus’ product candidates, or experience significant delays in doing so, its business will be materially harmed.

Dianthus has no products on the market and DNTH103 and Dianthus’ other programs are in early stages of development. As a result, Dianthus expects it will be many years before it commercializes any product candidate, if any. Dianthus’ ability to achieve and sustain profitability depends on obtaining regulatory approvals for, and successfully commercializing, DNTH103 or other product candidates either alone or with third parties, and Dianthus cannot guarantee that it will ever obtain regulatory approval for any product candidates. Dianthus has limited experience as a company in conducting and managing the clinical trials necessary to obtain regulatory approvals, including approval by the FDA or comparable foreign regulatory authorities. Dianthus has also not yet demonstrated its ability to obtain regulatory approvals, manufacture a commercial scale product or arrange for a third party to do so on its behalf, or conduct sales and marketing activities necessary for successful product commercialization. Before obtaining regulatory approval for the commercial distribution of product candidates, Dianthus or an existing or future collaborator must conduct extensive preclinical tests and clinical trials to demonstrate the safety and efficacy in humans of such product candidates.

Dianthus or its collaborators may experience delays in initiating or completing clinical trials.

Dianthus or its collaborators also may experience numerous unforeseen events during, or as a result of, any current or future clinical trials that Dianthus could conduct that could delay or prevent its ability to receive marketing approval or commercialize DNTH103 or any other product candidates, including:

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regulators or institutional review boards (“IRBs”), the FDA or ethics committees may not authorize Dianthus or its investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

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Dianthus may experience delays in reaching, or fail to reach, agreement on acceptable terms with prospective trial sites and prospective CROs, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	clinical trial sites deviating from trial protocol or dropping out of a trial;

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clinical trials of any product candidates may fail to show safety or efficacy, produce negative or inconclusive results and Dianthus may decide, or regulators may require Dianthus, to conduct additional preclinical studies or clinical trials or Dianthus may decide to abandon product development programs;

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the number of subjects required for clinical trials of any Dianthus’ product candidates may be larger than it anticipates, especially if regulatory bodies require completion of non-inferiority or superiority trials, enrollment in these clinical trials may be slower than Dianthus anticipates or subjects may drop out of these clinical trials or fail to return for post-treatment follow-up at a higher rate than Dianthus anticipates;

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Dianthus’ third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to Dianthus in a timely manner, or at all, or may deviate from the clinical trial protocol or drop out of the trial, which may require that Dianthus add new clinical trial sites or investigators;

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Dianthus may elect to, or regulators, IRBs or ethics committees may require that Dianthus or its investigators, suspend or terminate clinical research or trials for various reasons, including noncompliance with regulatory requirements or a finding that the participants in its trials are being exposed to unacceptable health risks;

•	the cost of clinical trials of any of Dianthus’ product candidates may be greater than it anticipates;

•	the quality of Dianthus’ product candidates or other materials necessary to conduct clinical trials of its product candidates may be inadequate to initiate or complete a given clinical trial;

•	Dianthus’ inability to manufacture sufficient quantities of its product candidates for use in clinical trials;

•	reports from clinical testing of other therapies may raise safety or efficacy concerns about its product candidates;

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Dianthus’ failure to establish an appropriate safety profile for a product candidate based on clinical or preclinical data for such product candidate as well as data emerging from other therapies in the same class as its product candidates; and

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the FDA or other regulatory authorities may require Dianthus to submit additional data such as long- term toxicology studies, or impose other requirements before permitting Dianthus to initiate a clinical trial.

Commencing clinical trials in the United States is subject to acceptance by the FDA of an IND or similar application and finalizing the trial design. In the event that the FDA requires Dianthus to complete additional preclinical studies or Dianthus is required to satisfy other FDA requests prior to commencing clinical trials, the start of its clinical trials may be delayed. Even after Dianthus receives and incorporates guidance from these regulatory authorities, the FDA or other regulatory authorities could disagree that Dianthus has satisfied their requirements to commence any clinical trial or change their position on the acceptability of its trial design or the clinical endpoints selected, which may require Dianthus to complete additional preclinical studies or clinical trials, delay the enrollment of its clinical trials or impose stricter approval conditions than Dianthus currently expects. There are equivalent processes and risks applicable to clinical trial applications in other countries, including countries in the European Union.

Dianthus may not have the financial resources to continue development of, or to modify existing or enter into new collaborations for, a product candidate if Dianthus experiences any issues that delay or prevent regulatory approval of, or its ability to commercialize, DNTH103 or any other product candidates. Dianthus or its current or future collaborators’ inability to complete development of, or commercialize, DNTH103 or any other product candidates or significant delays in doing so, could have a material and adverse effect on its business, financial condition, results of operations, cash flows, and prospects.

Dianthus is substantially dependent on the success of its most advanced product candidate, DNTH103, and its anticipated clinical trials of such candidate may not be successful.

Dianthus’ future success is substantially dependent on its ability to timely obtain marketing approval for, and then successfully commercialize, its most advanced product candidate, DNTH103. Dianthus is investing a majority of its efforts and financial resources into the research and development of this candidate. Dianthus recently reported positive topline results from its Phase 1 clinical trial in healthy volunteers of DNTH103, and pending clearance of any IND or CTA that Dianthus plans to submit, Dianthus anticipates initiating a Phase 2 clinical trial in the first quarter of 2024. The success of DNTH103 may depend on having a comparable safety and efficacy profile and a more favorable dosing schedule (i.e., less frequent dosing) and more patient-friendly administration (i.e., S.C. self-administration using a pen or other prefilled device) to products currently approved or in development for the indications Dianthus plans to pursue.

DNTH103 will require additional clinical development, evaluation of clinical, preclinical and manufacturing activities, marketing approval in multiple jurisdictions, substantial investment and significant marketing efforts before Dianthus generates any revenues from product sales, if any. Dianthus is not permitted to market or promote this product candidate, or any other product candidates, before it receives marketing approval from the FDA and/or comparable foreign regulatory authorities, and Dianthus may never receive such marketing approvals.

The success of DNTH103 will depend on a variety of factors. Dianthus does not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, potential threats to its intellectual property rights and the manufacturing, marketing, distribution and sales efforts of any future collaborator. Accordingly, Dianthus cannot guarantee that it will ever be able to generate revenue through the sale of this candidate, even if approved. If Dianthus is not successful in commercializing DNTH103, or is significantly delayed in doing so, its business will be materially harmed.

If Dianthus does not achieve its projected development goals in the time frames Dianthus announces and expects, the commercialization of DNTH103 or any other product candidates may be delayed.

From time to time, Dianthus estimates the timing of the anticipated accomplishment of various scientific, clinical, regulatory and other product development goals, which Dianthus sometimes refer to as milestones. These milestones may include the commencement or completion of scientific studies, preclinical studies and clinical trials and the submission of regulatory filings. From time to time, Dianthus may publicly announce the expected timing of some of these milestones. All of these milestones are and will be based on numerous assumptions. The actual timing of these milestones can vary dramatically compared to its estimates, in some cases for reasons beyond its control. If Dianthus does not meet these milestones as publicly announced, or at all, the commercialization of DNTH103 or any other product candidates may be delayed or never achieved.

Dianthus’ approach to the discovery and development of product candidates is unproven, and Dianthus may not be successful in its efforts to build a pipeline of product candidates with commercial value.

Dianthus’ approach to the discovery and development of DNTH103 leverages clinically validated mechanisms of action and incorporates advanced antibody engineering properties designed to overcome limitations of existing therapies. DNTH103 is purposefully designed to improve upon currently approved products and existing product candidates.

However, the scientific research that forms the basis of its efforts to develop a product candidate using only the classical complement pathway and half-life extension technologies is ongoing and may not result in viable product candidates. The long-term safety and efficacy of these technologies and exposure profile of DNTH103 compared to currently approved products is unknown.

Dianthus may ultimately discover that its technologies for its specific targets and indications and DNTH103 or any product candidates resulting therefrom do not possess certain properties required for therapeutic effectiveness. Dianthus currently has only preclinical and limited preliminary data from its ongoing Phase 1 clinical trial regarding properties of DNTH103 and the same results may not be seen in patients. In addition, product candidates using technologies may demonstrate different chemical and pharmacological properties in patients than they do in laboratory studies. This technology and DNTH103 or any product candidates resulting therefrom may not demonstrate the same chemical and pharmacological properties in humans and may interact with human biological systems in unforeseen, ineffective or possibly harmful ways.

In addition, Dianthus may in the future seek to discover and develop product candidates that are based on novel targets and technologies that are unproven. If its discovery activities fail to identify novel targets or technologies for drug discovery, or such targets prove to be unsuitable for treating human disease, Dianthus may not be able to develop viable additional product candidates. Dianthus and its existing or future collaborators may never receive approval to market and commercialize DNTH103 or any other product candidates. Even if Dianthus or an existing or future collaborator obtains regulatory approval, the approval may be for targets, disease indications or patient populations that are not as broad as Dianthus intended or desired or may require labeling that includes significant use or distribution restrictions or safety warnings. If the products resulting from DNTH103 or any other product candidates prove to be ineffective, unsafe or commercially unviable, Dianthus’ product candidates and pipeline may have little, if any, value, which may have a material and adverse effect on its business, financial condition, results of operations, cash flows, and prospects.

Preclinical and clinical development involves a lengthy and expensive process that is subject to delays and with uncertain outcomes, and results of earlier studies and trials may not be predictive of future clinical trial results. If Dianthus’ preclinical studies and clinical trials are not sufficient to support regulatory approval of any of its product candidates, Dianthus may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development of such product candidate.

Before obtaining marketing approval from regulatory authorities for the sale of any product candidate, Dianthus must complete preclinical studies and then conduct extensive clinical trials to demonstrate the safety and efficacy of its product candidate in humans. Dianthus’ clinical trials may not be conducted as planned or completed on schedule, if at all, and failure can occur at any time during the preclinical study or clinical trial process. For example, Dianthus depends on the availability of non-human primates (“NHPs”) to conduct certain preclinical studies that Dianthus is required to complete prior to submitting an IND and initiating clinical development. There is currently a global shortage of NHPs available for drug development. This could cause the cost of obtaining NHPs for its future preclinical studies to increase significantly and, if the shortage continues, could also result in delays to Dianthus’ development timelines. Furthermore, a failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later clinical trials. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their product candidates. In addition, Dianthus expects to rely on patients to provide feedback on measures, which are subjective and inherently difficult to evaluate. These measures can be influenced by factors outside of its control, and can vary widely from day to day for a particular patient, and from patient to patient and from site to site within a clinical trial.

Dianthus cannot be sure that the FDA or comparable foreign regulatory authorities will agree with its clinical development plan.

Dianthus plans to use the data from its ongoing Phase 1 clinical trial of DNTH103 in healthy volunteers to support Phase 2 clinical trials in generalized Myasthenia gravis (“gMG”), multifocal motor neuropathy (“MMN”), chronic inflammatory demyelinating polyneuropathy (“CIDP”) and other indications. If the FDA or comparable regulatory authorities require Dianthus to conduct additional trials or enroll additional patients, its development timelines may be delayed. Dianthus cannot be sure that submission of an IND, a Clinical Trial Application (“CTA”) or similar application will result in the FDA or comparable foreign regulatory authorities, as applicable, allowing clinical trials to begin in a timely manner, if at all. Moreover, even if these trials begin, issues may arise that could cause regulatory authorities to suspend or terminate such clinical trials. Events that may prevent successful or timely initiation or completion of clinical trials include: inability to generate sufficient preclinical, toxicology or other in vivo or in vitro data to support the initiation or continuation of clinical trials; delays in reaching a consensus with regulatory authorities on study design or implementation of the clinical trials; delays or failure in obtaining regulatory authorization to commence a trial; delays in reaching agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites; delays in identifying, recruiting and training suitable clinical investigators; delays in obtaining required IRB approval at each clinical trial site; difficulties in patient enrollment in Dianthus’ clinical trials for a variety of reasons; delays in manufacturing, testing, releasing, validating or importing/exporting sufficient stable quantities of its product candidates for use in clinical trials or the inability to do any of the foregoing; failure by its CROs, other third parties or Dianthus to adhere to clinical trial protocols; failure to perform in accordance with the FDA’s or any other regulatory authority’s Good Clinical Practices (“GCPs”) or regulations or applicable regulations or regulatory guidelines in other countries; changes to the clinical trial protocols; clinical sites deviating from trial protocol or dropping out of a trial; changes in regulatory requirements and guidance that require amending or submitting new clinical protocols; selection of clinical endpoints that require prolonged periods of observation or analyses of resulting data; transfer of manufacturing processes to larger-scale facilities operated by third-party CDMOs and delays or failure by its CDMOs or Dianthus to make any necessary changes to such manufacturing process; and third parties being unwilling or unable to satisfy their contractual obligations to Dianthus.

Dianthus could also encounter delays if a clinical trial is placed on clinical hold, suspended or terminated by Dianthus, the FDA, the competent authorities of the European Union (“EU”) member states or other regulatory authorities or the IRBs or ethics committees of the institutions in which such trials are being conducted, if a clinical trial is recommended for suspension or termination by the data safety monitoring board (“DSMB”) or equivalent body for such trial, or on account of changes to federal, state, or local laws. If Dianthus is required to conduct additional clinical trials or other testing of DNTH103 or any other product candidates beyond those that Dianthus contemplates, if Dianthus is unable to successfully complete clinical trials of DNTH103 or any other product candidates, if the results of these trials are not positive or are only moderately positive or if there are safety concerns, its business and results of operations may be adversely affected and Dianthus may incur significant additional costs.

Dianthus may not be successful in its efforts to identify or discover additional product candidates in the future.

A key part of Dianthus’ business strategy is to identify and develop additional product candidates. Its preclinical research and clinical trials may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development for a number of reasons. For example, Dianthus may be unable to identify or design additional product candidates with the pharmacological and pharmacokinetic drug properties that Dianthus desires, including, but not limited to, extended half-life, acceptable safety profile or the potential for the product candidate to be delivered in a convenient formulation. Research programs to identify new product candidates require substantial technical, financial, and human resources. If Dianthus is unable to identify suitable active selective complement targets for preclinical and clinical development, Dianthus may not be able to successfully implement its business strategy, and may have to delay, reduce the scope of, suspend or eliminate one or more of its product candidates, clinical trials or future commercialization efforts, which would negatively impact its financial condition.

If Dianthus encounters difficulties enrolling patients in its future clinical trials, its clinical development activities could be delayed or otherwise adversely affected.

Dianthus may experience difficulties in patient enrollment in its future clinical trials for a variety of reasons. The timely completion of clinical trials in accordance with their protocols depends, among other things, on its ability to enroll a sufficient number of patients who remain in the trial until its conclusion. The enrollment of patients in future trials for DNTH103 or any other product candidates will depend on many factors, including if patients choose to enroll in clinical trials, rather than using approved products, or if its competitors have ongoing clinical trials for product candidates that are under development for the same indications as Dianthus’ product candidates, and patients instead enroll in such clinical trials. Additionally, the number of patients required for clinical trials of DNTH103 or any other product candidates may be larger than Dianthus anticipates, especially if regulatory bodies require the completion of non-inferiority or superiority trials. Even if Dianthus is able to enroll a sufficient number of patients for its future clinical trials, Dianthus may have difficulty maintaining patients in its clinical trials. Its inability to enroll or maintain a sufficient number of patients would result in significant delays in completing clinical trials or receipt of marketing approvals and increased development costs or may require Dianthus to abandon one or more clinical trials altogether.

Preliminary, “topline” or interim data from its clinical trials that Dianthus announces or publishes from time to time may change as more patient data becomes available and are subject to audit and verification procedures.

From time to time, Dianthus may publicly disclose preliminary or topline data from its preclinical studies and clinical trials, which are based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data. Dianthus also makes assumptions, estimations, calculations and conclusions as part of its analyses of these data without the opportunity to fully and carefully evaluate complete data. As a result, the preliminary or topline results that Dianthus report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated or subsequently made subject to audit and verification procedures.

Any preliminary or topline data should be viewed with caution until the final data is available. From time to time, Dianthus may also disclose interim data from its preclinical studies and clinical trials. Interim data are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available or as patients from its clinical trials continue other treatments. Further, others, including regulatory agencies, may not accept or agree with its assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular product candidate, the approvability or commercialization of a particular product candidate and Dianthus in general. In addition, the information Dianthus chooses to publicly disclose regarding a particular preclinical study or clinical trial is based on what is typically extensive information, and you or others may not agree with what Dianthus determines is material or otherwise appropriate information to include in its disclosure. If the preliminary, topline or interim data that Dianthus reports differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, Dianthus’ ability to obtain approval for, and commercialize, DNTH103 or any other product candidate may be harmed, which could harm its business, financial condition, results of operations, cash flows, and prospects.

Dianthus’ current or future clinical trials or those of its future collaborators may reveal significant adverse events or undesirable side effects not seen in its preclinical studies and may result in a safety profile that could halt clinical development, inhibit regulatory approval or limit commercial potential or market acceptance of DNTH103 or any other product candidates or result in potential product liability claims.

Results of Dianthus’ clinical trials could reveal a high and unacceptable severity and prevalence of side effects, adverse events or unexpected characteristics. While its completed preclinical studies in NHPs and its ongoing Phase 1 clinical trial in humans have not shown any such characteristics to date, Dianthus has not yet completed its clinical trial in humans.

If significant adverse events or other side effects are observed in any of its current or future clinical trials, Dianthus may have difficulty recruiting patients to such trials, patients may drop out of its trials, patients may be harmed, or Dianthus may be required to abandon the trials or its development efforts of one or more product candidates altogether, including DNTH103. Dianthus, the FDA, EU member states, or other applicable regulatory authorities, or an IRB or ethics committee, may suspend any clinical trials of DNTH103 or any other product candidates at any time for various reasons, including a belief that subjects or patients in such trials are being exposed to unacceptable health risks or adverse side effects. Some potential products developed in the biotechnology industry that initially showed therapeutic promise in early- stage trials have later been found to cause side effects that prevented their further development. Other potential products have shown side effects in preclinical studies that do not present themselves in clinical trials in humans. Even if the side effects do not preclude a product candidate from obtaining or maintaining marketing approval, undesirable side effects may inhibit market acceptance of an approved product due to its tolerability versus other therapies. In addition, a half-life extension could prolong the duration of undesirable side effects, which could also inhibit market acceptance. Treatment-emergent adverse events could also affect patient recruitment or the ability of enrolled subjects to complete its clinical trials or could result in potential product liability claims. Potential side effects associated with DNTH103 or any other product candidates may not be appropriately recognized or managed by the treating medical staff, as toxicities resulting from DNTH103 or any other product candidates may not be normally encountered in the general patient population and by medical personnel. Any of these occurrences could harm Dianthus’ business, financial condition, results of operations, cash flows, and prospects significantly.

In addition, even if Dianthus successfully advances DNTH103 or any other product candidates through clinical trials, such trials will only include a limited number of patients and limited duration of exposure to such product candidates. As a result, Dianthus cannot be assured that adverse effects of DNTH103 or any other product candidates will not be uncovered when a significantly larger number of patients are exposed to such product candidate after approval. Further, any clinical trials may not be sufficient to determine the effect and safety consequences of using Dianthus’ product candidate over a multi-year period.

If any of the foregoing events occur or if DNTH103 or any other product candidates prove to be unsafe, Dianthus’ entire pipeline could be affected, which would have a material adverse effect on its business, financial condition, results of operations, cash flows, and prospects.

Dianthus may expend its limited resources to pursue a particular product candidate, such as DNTH103, and fail to capitalize on candidates that may be more profitable or for which there is a greater likelihood of success.

Because Dianthus has limited financial and managerial resources, Dianthus intends to focus its research and development efforts on certain selected product candidates. For example, Dianthus is initially focused on its most advanced product candidate, DNTH103. As a result, Dianthus may forgo or delay pursuit of opportunities with other potential candidates that may later prove to have greater commercial potential. Dianthus’ resource allocation decisions may cause Dianthus to fail to capitalize on viable commercial products or profitable market opportunities. Dianthus’ spending on current and future research and development programs for specific indications may not yield any commercially viable product candidates. If Dianthus does not accurately evaluate the commercial potential or target market for a particular product candidate, Dianthus may relinquish valuable rights to that candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for Dianthus to retain sole development and commercialization rights to such candidate.

Even if regulatory approval is obtained, any approved products resulting from DNTH103 or any other product candidate may not achieve adequate market acceptance among clinicians, patients, healthcare third-party payors and others in the medical community necessary for commercial success and Dianthus may not generate any future revenue from the sale or licensing of such products.

Even if regulatory approval is obtained for DNTH103 or any other product candidates, they may not gain market acceptance among physicians, patients, healthcare payors or the medical community. Dianthus may not generate or sustain revenue from sales of the product due to factors such as whether the product can be sold at a competitive cost and whether it will otherwise be accepted in the market. There are several approved products and product candidates in later stages of development for the treatment of gMG, MMN and CIDP. Market participants with significant influence over acceptance of new treatments, such as clinicians and third-party payors, may not adopt a biologic with a target product profile such as that of DNTH103 or for its targeted indications, and Dianthus may not be able to convince the medical community and third-party payors to accept and use, or to provide favorable reimbursement for, any product candidates developed by Dianthus or its existing or future collaborators. Market acceptance of DNTH103 or any other product candidates will depend on many factors, including factors that are not within its control.

Sales of products also depend on the willingness of clinicians to prescribe the treatment. Dianthus cannot predict whether clinicians, clinicians’ organizations, hospitals, other healthcare providers, government agencies or private insurers will determine that any of its approved products are safe, therapeutically effective, cost effective or less burdensome as compared with competing treatments. If DNTH103 or any other product candidate is approved but does not achieve an adequate level of acceptance by such parties, Dianthus may not generate or derive sufficient revenue from that product and may not become or remain profitable.

Dianthus has never commercialized a product candidate and may lack the necessary expertise, personnel and resources to successfully commercialize a product candidate on its own or together with suitable collaborators.

Dianthus has never commercialized a product candidate, and Dianthus currently has no sales force, marketing or distribution capabilities. To achieve commercial success for a product candidate, which Dianthus may license to others, Dianthus may rely on the assistance and guidance of those collaborators. For a product candidate for which Dianthus retains commercialization rights and marketing approval, Dianthus will have to develop its own sales, marketing and supply organization or outsource these activities to a third party. Factors that may affect its ability to commercialize a product candidate, if approved, on its own include recruiting and retaining adequate numbers of effective sales and marketing personnel, developing adequate educational and marketing programs to increase public acceptance of its approved product candidate, ensuring regulatory compliance of Dianthus, employees and third parties under applicable healthcare laws and other unforeseen costs associated with creating an independent sales and marketing organization. Developing a sales and marketing organization will be expensive and time-consuming and could delay the launch of a product candidate upon approval. Dianthus may not be able to build an effective sales and marketing organization. If Dianthus is unable to build its own distribution and marketing capabilities or to find suitable partners for the commercialization of an approved product candidate, Dianthus may not generate revenues from them or be able to reach or sustain profitability.

Dianthus has never completed any late-stage clinical trials and Dianthus may not be able to file an IND, a CTA or other applications for regulatory approval to commence additional clinical trials on the timelines Dianthus expects, and, even if Dianthus is able to, the FDA, EMA or comparable foreign regulatory authorities may not permit Dianthus to proceed and could also suspend/terminate the trial after it has been initiated.

Dianthus is early in its development efforts and will need to successfully complete later-stage and pivotal clinical trials in order to obtain FDA, European Medical Agency (“EMA”) or comparable foreign regulatory approval to market its product candidates. Carrying out clinical trials and the submission of a successful IND or CTA is a complicated process. As an organization, Dianthus has not yet completed a Phase 1 clinical trial and has limited experience as a company in preparing, submitting and prosecuting regulatory filings. Since the announcement of positive topline results from its Phase 1 clinical trial of DNTH103, to support the initiation of a global Phase 2 clinical trial in gMG, Dianthus intends to submit an IND in the United States in the fourth quarter of 2023 and, subsequently, a CTA in the European Union in the first quarter of 2024. However, Dianthus may not be able to file the IND or CTA in accordance with its desired timelines. For example, Dianthus may experience manufacturing delays or other delays with IND- or CTA-enabling studies, including with suppliers, study sites, or third-party contractors and vendors on whom Dianthus depends.

Moreover, Dianthus cannot be sure that submission of an IND or a CTA or submission of a trial to an IND or a CTA will result in the FDA or EMA or comparable foreign regulatory authorities allowing further clinical trials to begin, or that, once begun, issues will not arise that lead Dianthus to suspend or terminate clinical trials. For example, upon submission of its IND or CTA for a Phase 2 clinical trial of DNTH103, the FDA or EMA may recommend changes to its proposed study designs, including the number and size of registrational clinical trials required to be conducted in such Phase 2 programs. Consequently, Dianthus may be unable to successfully and efficiently execute and complete necessary clinical trials in a way that leads to regulatory submission and approval of its product candidates. Additionally, even if regulatory authorities agree with the design and implementation of the clinical trials set forth in an IND or a CTA, such regulatory authorities may change their requirements in the future. The FDA, EMA or comparable foreign regulatory authorities may require the analysis of data from trials assessing different doses of the product candidate alone or in combination with other therapies to justify the selected dose prior to the initiation of large trials in a specific indication. Any delays or failure to file INDs or CTAs, initiate clinical trials, or obtain regulatory approvals for its trials may prevent Dianthus from completing its clinical trials or commercializing its products on a timely basis, if at all. Dianthus is subject to similar risks related to the review and authorization of its protocols and amendments by comparable foreign regulatory authorities.

Risks Related to Its Reliance on Third Parties

Dianthus currently relies and expect to rely in the future on the use of manufacturing suites in third-party facilities or on third parties to manufacture DNTH103 and any other product candidates, and Dianthus may rely on third parties to produce and process its products, if approved. Dianthus’ business could be adversely affected if it is unable to use third-party manufacturing suites or if the third-party manufacturers encounter difficulties in production.

Dianthus does not currently lease or own any facility that may be used as its clinical-scale manufacturing and processing facility and currently relies on a CDMO, WuXi Biologics (as defined below), to manufacture Dianthus’ product candidate used in its Phase 1 clinical trial. Dianthus currently has a sole source relationship with WuXi Biologics for its supply of DNTH103 (see the section titled “Dianthus’ Business—Collaboration, License and Services Agreements” in Exhibit 99.2 of Dianthus’ Current Report on Form 8-K/A filed with the SEC on September 21, 2023 (the “Current Report on Form 8-K/A”) of which this Exhibit 99.1 is a part for additional information on Dianthus’ relationship with WuXi Biologics). If there should be any disruption in such supply arrangement, including any adverse events affecting Dianthus’ sole supplier, Wuxi Biologics, it could have a negative effect on the clinical development of Dianthus’ product candidates and other operations while Dianthus works to identify and qualify an alternate supply source. Dianthus may not control the manufacturing process of, and may be completely dependent on, its contract manufacturing partner for compliance with cGMP requirements and any other regulatory requirements of the FDA or comparable foreign regulatory authorities for the manufacture of a product candidate. Dianthus performs periodic audits of each CDMO facility that supports its supply of DNTH103 and reviews/approves all DNTH103 cGMP-related documentation. Dianthus also has a quality agreement with WuXi Biologics that documents its mutual agreement on compliance with cGMPs and expectations on quality-required communications to Dianthus. Beyond this, Dianthus has no control over the ability of its CDMO to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a comparable foreign regulatory authority does not approve these facilities and the associated Quality Management System for the manufacture of a product candidate or if it withdraws any approval in the future, Dianthus may need to find alternative manufacturing facilities, which would require the incurrence of significant additional costs and materially and adversely affect Dianthus’ ability to develop, obtain regulatory approval for or market such product candidate, if approved. Similarly, Dianthus’ failure, or the failure of its CDMO, to comply with applicable regulations could result in sanctions being imposed on Dianthus, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or drugs, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of a product candidate or drug and harm Dianthus’ business and results of operations. In addition, Dianthus has not yet caused any product candidates to be manufactured on a commercial scale and may not be able to do so for any of its product candidates, if approved.

Moreover, Dianthus’ CDMO may experience manufacturing difficulties due to resource constraints, governmental restrictions or as a result of labor disputes or unstable political environments.

Supply chain issues, including those resulting from the COVID-19 pandemic and the ongoing military conflict between Russian and Ukraine, may affect Dianthus’ third-party vendors and cause delays. Furthermore, since Dianthus has engaged WuXi Biologics, a manufacturer located in China, Dianthus is exposed to the possibility of product supply disruption and increased costs in the event of changes in the policies of the United States or Chinese governments or political unrest or unstable economic conditions in China. If Dianthus is required to change manufacturers for any reason, Dianthus will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. For example, in the event that Dianthus needs to transfer from WuXi Biologics, which is Dianthus’ sole manufacturing source for DNTH103, Dianthus anticipates that the complexity of the manufacturing process may materially impact the amount of time it would take to secure a replacement manufacturer. The delays associated with the verification of a new manufacturer, if Dianthus is able to identify an alternative source, could negatively affect Dianthus’ ability to supply product candidates, including DNTH103, in a timely manner or within budget. If any CDMO on which Dianthus will rely fails to manufacture quantities of a product candidate at quality levels necessary to meet regulatory requirements and at a scale sufficient to meet anticipated demand at a cost that allows Dianthus to achieve profitability, Dianthus’ business, financial condition, cash flows, and prospects could be materially and adversely affected. In addition, Dianthus’ CDMO and/or distribution partners are responsible for transporting temperature-controlled materials that can be inadvertently degraded during transport due to several factors, rendering certain batches unsuitable for trial use for failure to meet, among others, Dianthus’ integrity and purity specifications. Dianthus and its CDMO may also face product seizure or detention or refusal to permit the import or export of products. Dianthus’ business could be materially adversely affected by business disruptions to its third-party providers that could materially adversely affect its anticipated timelines, potential future revenue and financial condition and increase Dianthus’ costs and expenses. Each of these risks could delay or prevent the completion of Dianthus’ preclinical studies and clinical trials or the approval of any of its product candidates by the FDA, result in higher costs or adversely impact commercialization of Dianthus’ products.

If Dianthus’ CDMO, WuXi Biologics, is unable to obtain sufficient raw and intermediate materials on a timely basis or if Dianthus’ CDMO experiences other supply difficulties, Dianthus’ business may be materially and adversely affected.

Dianthus works closely with its CDMO, WuXi Biologics, to ensure their suppliers have continuity of supply of raw and intermediate materials but cannot guarantee these efforts will always be successful. Dianthus’ CDMO has experienced, and may experience in the future, raw and intermediate materials supply shortages, including those resulting from the COVID-19 pandemic, which could contribute to manufacturing delays and impact the progress of Dianthus’ clinical trials. Further, while Dianthus works with its CDMO to diversify their sources of raw and intermediate materials, in certain instances they acquire raw and intermediate materials from a sole supplier, and there can be no assurance that they will be able to quickly establish additional or replacement sources for some materials. A reduction or interruption in supply, and an inability to develop alternative sources for such supply, could adversely affect Dianthus’ ability to manufacture its product candidates in a timely or cost-effective manner and could delay completion of Dianthus’ clinical trials, product testing, and potential regulatory approval of Dianthus’ product candidates.

Dianthus currently relies, and plans to rely in the future, on third parties to conduct and support its preclinical studies and clinical trials. If these third parties do not properly and successfully carry out their contractual duties or meet expected deadlines, Dianthus may not be able to obtain regulatory approval of or commercialize its product candidates.

Dianthus utilizes and plans to continue to utilize and depend upon independent investigators and collaborators, such as medical institutions, CROs, contract testing labs and strategic partners, to conduct and support its preclinical studies and clinical trials under agreements with Dianthus. Dianthus will rely heavily on these third parties over the course of its preclinical studies and clinical trials, and Dianthus controls only certain aspects of their activities. As a result, Dianthus will have less direct control over the conduct, timing and completion of these preclinical studies and clinical trials and the management of data developed through preclinical studies and clinical trials than would be the case if Dianthus were relying entirely upon its own staff.

Nevertheless, Dianthus is responsible for ensuring that each of its studies and trials is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and its reliance on these third parties does not relieve Dianthus of its regulatory responsibilities. Dianthus and its third-party contractors and CROs are required to comply with GCP regulations, which are guidelines enforced by the FDA and comparable foreign regulatory authorities for any product candidate in clinical development. If Dianthus or any of these third parties fail to comply with applicable GCP guidelines, the clinical data generated in its clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require Dianthus to perform additional clinical trials before approving its marketing applications. Dianthus cannot provide assurance that upon inspection by a given regulatory authority, such regulatory authority will determine that any of its clinical trials comply with GCP regulations. In addition, its clinical trials must be conducted with product generated under cGMP regulations. Dianthus’ failure to comply with these regulations may require it to repeat clinical trials, which would delay the regulatory approval process. Moreover, its business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

Any third parties conducting Dianthus’ clinical trials will not be its employees and, except for remedies available to Dianthus under its agreements with such third parties, Dianthus cannot control whether they devote sufficient time and resources to its product candidates. These third parties may be involved in acquisitions or similar transactions and may have relationships with other commercial entities, including its competitors, for whom they may also be conducting clinical trials or other product development activities, which could negatively affect their performance on its behalf and the timing thereof and could lead to products that compete directly or indirectly with its current or future product candidates. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to its clinical protocols or regulatory requirements or for other reasons, its clinical trials may be extended, delayed or terminated and Dianthus may not be able to complete development of, obtain regulatory approval of or successfully commercialize DNTH103 or other product candidates.

Dianthus has collaborations with third parties, including its existing license and development collaboration with Zenas BioPharma. If Dianthus is unable to maintain these collaborations, or if these collaborations are not successful, segments of its business could be adversely affected.

Dianthus has various collaboration and license arrangements, including with Zenas BioPharma for the development and commercialization of DNTH103 in the greater area of China, and Dianthus currently holds an exclusive license for worldwide (excluding the greater area of China) development and commercialization rights for certain potential product candidates. Further, Dianthus may in the future form or seek strategic alliances, create joint ventures or collaborations, or enter into licensing arrangements with third parties that Dianthus believes will complement or augment its development and commercialization efforts with respect to its product candidates. Collaborations or licensing arrangements that Dianthus enters into may not be successful, and any success will depend heavily on the efforts and activities of such collaborators or licensors. If any of Dianthus’ collaborators, licensors or licensees experience delays in performance of, or fail to perform their obligations under, their applicable agreements with Dianthus, disagree with its interpretation of the terms of such agreement or terminate their agreement with Dianthus, its pipeline of product candidates would be adversely affected. If Dianthus fails to comply with any of the obligations under its collaborations or license agreements, including payment terms and diligence terms, its collaborators, licensors or licensees may have the right to terminate its agreements, in which event Dianthus may lose intellectual property rights and may not be able to develop, manufacture, market or sell the products covered by such agreements or may face other penalties under its agreements. Dianthus’ collaborators, licensors or licensees may also fail to properly maintain or defend the intellectual property Dianthus has licensed from, if required by its agreement with them, or even infringe upon its intellectual property rights, leading to the potential invalidation of its intellectual property or subjecting Dianthus to litigation or arbitration, any of which would be time-consuming and expensive and could harm its ability to commercialize its product candidates. Further, any of these relationships may require Dianthus to increase its near and long-term expenditures, issue securities that dilute its existing stockholders or disrupt its management and business. In addition, collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with its product candidates and products if the collaborators believe that the competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than Dianthus’.

As part of its strategy, Dianthus plans to evaluate additional opportunities to enhance its capabilities and expand its development pipeline or provide development or commercialization capabilities that complement its own. Dianthus may not realize the benefits of such collaborations, alliances or licensing arrangements. Any of these relationships may require Dianthus to incur non-recurring and other charges, increase its near and long- term expenditures, issue securities that dilute its existing stockholders or disrupt its management and business.

Dianthus may face significant competition in attracting appropriate collaborators, and more established companies may also be pursuing strategies to license or acquire third-party intellectual property rights that Dianthus considers attractive. These companies may have a competitive advantage over Dianthus due to their size, financial resources and greater clinical development and commercialization capabilities. In addition, companies that perceive Dianthus to be a competitor may be unwilling to assign or license rights to Dianthus. Whether Dianthus reaches a definitive agreement for a collaboration will depend, among other things, upon its assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Collaborations are complex and time-consuming to negotiate, document and execute. In addition, consolidation among large pharmaceutical and biotechnology companies has reduced the number of potential future collaborators. Dianthus may not be able to negotiate additional collaborations on a timely basis, on acceptable terms or at all. If Dianthus fails to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development and commercialization activities, Dianthus may not be able to further develop its product candidates or bring them to market.

Risks Related to Dianthus’ Business and Operations

In order to successfully implement its plans and strategies, Dianthus will need to grow the size of its organization and it may experience difficulties in managing this growth.

Dianthus expects to experience significant growth in the number of its employees and the scope of its operations, particularly in the areas of preclinical and clinical drug development, technical operations, clinical operations, regulatory affairs and, potentially, sales and marketing. To manage its anticipated future growth, Dianthus must continue to implement and improve its managerial, operational and financial personnel and systems, expand its facilities and continue to recruit and train additional qualified personnel. Due to its limited financial resources and the limited experience of its management team working together in managing a company with such anticipated growth, Dianthus may not be able to effectively manage the expansion of its operations or recruit and train additional qualified personnel.

Dianthus is highly dependent on its key personnel and anticipates hiring new key personnel. If Dianthus is not successful in attracting and retaining highly qualified personnel, it may not be able to successfully implement its business strategy.

Dianthus’ ability to compete in the highly competitive biotechnology and pharmaceutical industries depends upon its ability to attract and retain highly qualified managerial, scientific and medical personnel. Dianthus is highly dependent on its managerial, scientific and medical personnel, including its Chief Executive Officer, Chief Medical Officer, Chief Financial Officer, Chief Accounting Officer and other members of its leadership team. Although Dianthus has entered into employment agreements with its executive officers, each of them may terminate their employment with Dianthus at any time. Dianthus does not maintain “key person” insurance for any of its executives or other employees. The loss of the services of its executive officers or other key employees could impede the achievement of its research, development and commercialization objectives and seriously harm its ability to successfully implement its business strategy. Furthermore, replacing executive officers and key personnel may be difficult and may take an extended period of time. If Dianthus does not succeed in attracting and retaining qualified personnel, it could materially and adversely affect its business, financial condition, cash flows, and results of operations. Dianthus could in the future have difficulty attracting and retaining experienced personnel and may be required to expend significant financial resources on its employee recruitment and retention efforts.

Its future growth may depend, in part, on its ability to operate in foreign markets, where Dianthus would be subject to additional regulatory burdens and other risks and uncertainties.

Its future growth may depend, in part, on its ability to develop and commercialize DNTH103 or other product candidates in foreign markets for which Dianthus may rely on collaboration with third parties. Dianthus is not permitted to market or promote any product candidates before Dianthus receives regulatory approval from the applicable foreign regulatory authority, and may never receive such regulatory approval for any product candidates. To obtain separate regulatory approval in many other countries, Dianthus must comply with numerous and varying regulatory requirements of such countries regarding safety and efficacy and governing, among other things, clinical trials and commercial sales, pricing and distribution of DNTH103 or other product candidates, and Dianthus cannot predict success in these jurisdictions. If Dianthus fails to comply with the regulatory requirements in international markets or to receive applicable marketing approvals, its target market will be reduced and its ability to realize the full market potential of DNTH103 or other product candidates will be harmed and its business will be adversely affected. Moreover, even if Dianthus obtains approval of DNTH103 or other product candidates and ultimately commercialize such product candidates in foreign markets, Dianthus would be subject to the risks and uncertainties, including the burden of complying with complex and changing foreign regulatory, tax, accounting and legal requirements and reduced protection of intellectual property rights in some foreign countries.

Dianthus’ employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, CDMOs, suppliers and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

Dianthus is exposed to the risk that its employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, CDMOs, suppliers and vendors acting for or on its behalf may engage in misconduct or other improper activities. It is not always possible to identify and deter misconduct by these parties and the precautions Dianthus takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting Dianthus from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations.

Dianthus’ internal computer systems, or those of any of its CROs, CDMOs, other contractors, third party service providers or consultants or potential future collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of its proprietary or confidential data, employee data or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to its brand and material disruption of its operations.

Despite the implementation of security measures in an effort to protect systems that store its information, given their size and complexity and the increasing amounts of information maintained on its internal information technology systems and those of its third-party CROs, CDMOs, other contractors (including sites performing its clinical trials), third party service providers and supply chain companies, and consultants, as well as other partners, these systems are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by its employees, contractors, consultants, business partners and/or other third parties, or from cyber-attacks by malicious third parties, which may compromise its system infrastructure or lead to the loss, destruction, alteration or dissemination of, or damage to, its data. To the extent that any disruption or security breach were to result in a loss, destruction, unavailability, alteration or dissemination of, or damage to, Dianthus’ data or applications, or for it to be believed or reported that any of these occurred, Dianthus could incur liability and reputational damage and the development and commercialization of DNTH103 or other product candidates could be delayed.

As its employees work remotely and utilize network connections, computers, and devices outside its premises or network, including working at home, while in transit and in public locations, there are risks to its information technology systems and data. Additionally, business transactions (such as acquisitions or integrations) could expose Dianthus to additional cybersecurity risks and vulnerabilities, as its systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies.

While Dianthus has implemented security measures designed to protect against security incidents, there can be no assurance that these measures will be effective. Dianthus may be unable in the future to detect vulnerabilities in its information technology systems because such threats and techniques change frequently, are often sophisticated in nature, and may not be detected until after a security incident has occurred. Further, Dianthus may experience delays in developing and deploying remedial measures designed to address any such identified vulnerabilities. Applicable data privacy and security obligations may require Dianthus to notify relevant stakeholders of security incidents. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences.

Dianthus relies on third-party service providers and technologies to operate critical business systems to process sensitive information in a variety of contexts. Its ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. If its third-party service providers experience a security incident or other interruption, Dianthus could experience adverse consequences. While Dianthus may be entitled to damages if its third-party service providers fail to satisfy their privacy or security-related obligations to Dianthus, any award may be insufficient to cover its damages, or Dianthus may be unable to recover such award. In addition, supply-chain attacks have increased in frequency and severity, and Dianthus cannot guarantee that third parties’ infrastructure in its supply chain or its third-party partners’ supply chains have not been compromised.

If Dianthus (or a third party upon whom Dianthus relies) experiences a security incident or are perceived to have experienced a security incident, Dianthus may experience adverse consequences, such as government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in its operations (including availability of data); increased investigation and compliance costs; financial loss; and other similar harms. Security incidents and attendant consequences may cause stakeholders (including investors and potential customers) to stop supporting its platform, deter new customers from products, and negatively impact its ability to grow and operate its business.

Dianthus’ contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in its contracts are sufficient to protect Dianthus from liabilities, damages, or claims related to its data privacy and security obligations. Dianthus cannot be sure that its insurance coverage will be adequate or sufficient to protect Dianthus from or to mitigate liabilities arising out of its privacy and security practices or from disruptions in, or failure or security breach of, its systems or third-party systems where information important to its business operations or commercial development is stored, or that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.

Dianthus is subject to stringent and changing laws, regulations and standards, and contractual obligations relating to privacy, data protection, and data security. The actual or perceived failure to comply with such obligations could lead to government enforcement actions (which could include civil or criminal penalties), fines and sanctions, private litigation and/or adverse publicity and could negatively affect its operating results and business.

Dianthus, and third parties with whom Dianthus works, are or may become subject to numerous domestic and foreign laws, regulations, and standards relating to privacy, data protection, and data security, the scope of which are changing, subject to differing applications and interpretations, and may be inconsistent among countries, or conflict with other rules. Dianthus is or may become subject to the terms of contractual obligations related to privacy, data protection, and data security. Dianthus’ obligations may also change or expand as its business grows. The actual or perceived failure by Dianthus or third parties related to Dianthus to comply with such laws, regulations and obligations could increase its compliance and operational costs, expose Dianthus to regulatory scrutiny, actions, fines and penalties, result in reputational harm, lead to a loss of customers, result in litigation and liability, and otherwise cause a material adverse effect on its business, financial condition, cash flows, and results of operations. See the sections titled “Dianthus’ Business—Government Regulation—Data Privacy and Security” and “—Other Government Regulation Outside of the United States” in Exhibit 99.2 of the Current Report on Form 8-K/A of which this Exhibit 99.1 is a part for a more detailed description of the laws that may affect its ability to operate.

If Dianthus fails to comply with environmental, health and safety laws and regulations, Dianthus could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of its business.

Dianthus is subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Its operations may involve the use of hazardous and flammable materials, including chemicals and biological and radioactive materials. In addition, Dianthus may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair Dianthus’ research, development or commercialization efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

Dianthus may acquire businesses or products, or form strategic alliances, in the future, and may not realize the benefits of such acquisitions.

Dianthus may acquire additional businesses or products, form strategic alliances, or create joint ventures with third parties that Dianthus believes will complement or augment its existing business. If Dianthus acquires businesses with promising markets or technologies, Dianthus may not be able to realize the benefit of acquiring such businesses if Dianthus is unable to successfully integrate them with its existing operations and company culture. Dianthus may encounter numerous difficulties in developing, manufacturing and marketing any new product candidates or products resulting from a strategic alliance or acquisition that delay or prevent Dianthus from realizing their expected benefits or enhancing its business. There is no assurance that, following any such acquisition, Dianthus will achieve the synergies expected in order to justify the transaction, which could result in a material adverse effect on its business and prospects.

Dianthus maintains its cash at financial institutions, at times in balances that exceed federally-insured limits. The failure of financial institutions could adversely affect Dianthus’ ability to pay its operational expenses or make other payments.

Dianthus’ cash held in non-interest-bearing and interest-bearing accounts can at times exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. If such banking institutions were to fail, Dianthus could lose all or a portion of those amounts held in excess of such insurance limitations. For example, the FDIC took control of Silicon Valley Bank on March 10, 2023. The Federal Reserve subsequently announced that account holders would be made whole. However, the FDIC may not make all account holders whole in the event of future bank failures. In addition, even if account holders are ultimately made whole with respect to a future bank failure, account holders’ access to their accounts and assets held in their accounts may be substantially delayed. For example, OpCo could not access its assets held in its account with Silicon Valley Bank for a period in March 2023, which required OpCo to obtain a short-term loan to fund its operations (see “Certain Relationships and Related Party Transactions of the Combined Company—Dianthus Transactions—Promissory Notes” in the Definitive Proxy Statement/Prospectus for information on the short-term loan). Any material loss that Dianthus may experience in the future or inability for a material time period to access its cash and cash equivalents could have an adverse effect on its ability to pay its operational expenses or make other payments, which could adversely affect its business.

Dianthus has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of its financial statements and have other adverse consequences.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements would not be prevented or detected on a timely basis.

Dianthus has identified material weaknesses in its internal control over financial reporting that it is currently working to remediate, which relate to: (a) Dianthus’ general segregation of duties, including the review and approval of journal entries as well as system access that has not been designed to allow for effective segregation of duties; and (b) Dianthus’ accounting software system has certain system limitations that do not allow for an effective control environment.

Dianthus’ management has concluded that these material weaknesses in its internal control over financial reporting are due to the fact that Dianthus is a company with limited resources and does not have the necessary business processes and related internal controls formally designed and implemented coupled with the appropriate resources to oversee Dianthus’ business processes and controls.

Dianthus’ management is in the process of developing a remediation plan. The material weaknesses will be considered remediated when Dianthus’ management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Dianthus’ management will monitor the effectiveness of its remediation plans and will make changes management determines to be appropriate.

If not remediated, these material weaknesses could result in material misstatements to Dianthus’ annual or interim financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If Dianthus is unable to assert that its internal control over financial reporting is effective, or, if required in the future, its independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of Dianthus’ financial reports, the market price of Dianthus’ common stock could be adversely affected and Dianthus could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, all of which could require additional financial and management resources.

Risks Related to Intellectual Property

Dianthus’ ability to protect its patents and other proprietary rights is uncertain, exposing Dianthus to the possible loss of competitive advantage.

Dianthus relies or may rely upon a combination of patents, trademarks, trade secret protection and confidentiality agreements to protect the intellectual property related to its product candidates and technologies and to prevent third parties from competing with it. Dianthus’ success depends in large part on its ability to obtain and maintain patent protection for platform technologies, product candidates and their uses, as well as the ability to operate without infringing on or violating the proprietary rights of others. Dianthus owns five pending patent applications, and it expects to continue to file patent applications in the United States and abroad related to discoveries and technologies that are important to its business. However, Dianthus may not be able to protect its intellectual property rights throughout the world and the legal systems in certain countries may not favor enforcement or protection of patents, trade secrets and other intellectual property. Filing, prosecuting and defending patents on product candidates worldwide would be prohibitively expensive and Dianthus’ intellectual property rights in some foreign jurisdictions may be less extensive than those in the United States. As such, Dianthus does not have patents in all countries or all major markets and may not be able to obtain patents in all jurisdictions even if it applies for them. Competitors may operate in countries where Dianthus does not have patent protection and could then freely use Dianthus’ technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where patent protection has not been requested.

Dianthus’ intellectual property portfolio is at an early stage and does not currently own or in-license any issued patents. Dianthus’ pending and future patent applications may not result in patents being issued.

Any issued patents may not afford sufficient protection of Dianthus product candidates or their intended uses against competitors, nor can there be any assurance that the patents issued will not be infringed, designed around, invalidated by third parties, or effectively prevent others from commercializing competitive technologies, products or product candidates. Even if these patents are granted, they may be difficult to enforce. Further, any issued patents that may be licensed or are owned covering Dianthus product candidates could be narrowed or found invalid or unenforceable if challenged in court or before administrative bodies in the United States or abroad, including the United States Patent and Trademark Office (“USPTO”). Further, if Dianthus encounters delays in any clinical trials or delays in obtaining regulatory approval, the period of time during which Dianthus could market product candidates under patent protection would be reduced. Thus, the patents that Dianthus may own or license may not afford any meaningful competitive advantage.

In addition to seeking patents for some of its technology and product candidates, Dianthus may also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain its competitive position. Any disclosure, either intentional or unintentional, by its employees, the employees of third parties with whom Dianthus shares facilities or third-party consultants and vendors that Dianthus engages to perform researches, clinical trials or manufacturing activities, or misappropriation by third parties (such as through a cybersecurity breach) of its trade secrets or proprietary information could enable competitors to duplicate or surpass Dianthus’ technological achievements, thus eroding its competitive position in the market. In order to protect its proprietary technology and processes, Dianthus relies in part on confidentiality agreements with collaborators, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Dianthus may need to share its proprietary information, including trade secrets, with future business partners, collaborators, contractors and others located in countries at heightened risk of theft of trade secrets, including through direct intrusion by private parties or foreign actors and those affiliated with or controlled by state actors. In addition, while Dianthus undertakes efforts to protect its trade secrets and other confidential information from disclosure, others may independently discover trade secrets and proprietary information, and, in such cases, Dianthus may not be able to assert any trade secret rights against such party. Costly and time-consuming litigation could be necessary to enforce and determine the scope of its proprietary rights and failure to obtain or maintain trade secret protection could adversely affect Dianthus’ competitive business position.

Lastly, if Dianthus’ trademarks and trade names are not registered or adequately protected, then Dianthus may not be able to build name recognition in markets of interest and its business may be adversely affected.

Dianthus may not be successful in obtaining or maintaining necessary rights to product candidates through acquisitions and in-licenses.

Because Dianthus’ development programs may in the future require the use of proprietary rights held by third parties, the growth of its business may depend in part on Dianthus’ ability to acquire, in-license, or use these third-party proprietary rights. Dianthus may be unable to acquire or in-license any compositions, methods of use, processes or other third-party intellectual property rights from third parties that it identifies as necessary for product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies may pursue strategies to license or acquire third-party intellectual property rights that Dianthus may consider attractive or necessary. These established companies may have a competitive advantage over Dianthus due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive Dianthus to be a competitor may be unwilling to assign or license rights to Dianthus. Dianthus also may be unable to license or acquire third-party intellectual property rights on terms that would allow it to make an appropriate return on investment or at all. If Dianthus is unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights Dianthus has, it may have to abandon development of the relevant product candidate, which could have a material adverse effect on Dianthus’ business, financial condition, results of operations, cash flows, and prospects.

While Dianthus will normally seek to obtain the right to control prosecution, maintenance and enforcement of the patents relating to a product candidate, there may be times when the filing and prosecution activities for patents and patent applications relating to a product candidate are controlled by future licensors or collaboration partners. If any of these future licensors or collaboration partners fail to prosecute, maintain and enforce such patents and patent applications in a manner consistent with the best interests of Dianthus’ business, including by payment of all applicable fees for patents covering a product candidate, Dianthus could lose rights to the intellectual property or exclusivity with respect to those rights, Dianthus’ ability to develop and commercialize such candidate may be adversely affected and it may not be able to prevent competitors from making, using and selling competing products. In addition, even where Dianthus has the right to control patent prosecution of patents and patent applications which may be licensed to and from third parties, Dianthus may still be adversely affected or prejudiced by actions or inactions of licensees, future licensors and their counsel that took place prior to the date upon which Dianthus assumed control over patent prosecution.

Dianthus’ future licensors may rely on third-party consultants or collaborators or on funds from third parties such that future licensors are not the sole and exclusive owners of the patents Dianthus in-licenses. If other third parties have ownership rights to future in-licensed patents, they may be able to license such patents to Dianthus’ competitors, and the competitors could market competing products and technology. This could have a material adverse effect on Dianthus’ competitive position, business, financial conditions, results of operations, cash flows, and prospects.

It is possible that Dianthus may be unable to obtain licenses at a reasonable cost or on reasonable terms, if at all. Even if Dianthus is able to obtain a license, it may be non-exclusive, thereby giving competitors access to the same technologies licensed to Dianthus. In that event, Dianthus may be required to expend significant time and resources to redesign its technology, product candidates, or the methods for manufacturing the same, or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If Dianthus is unable to do so, it may be unable to develop or commercialize the affected product candidates, which could harm Dianthus’ business, financial condition, results of operations, cash flows, and prospects significantly. Dianthus cannot provide any assurances that third-party patents do not exist which might be enforced against Dianthus’ current technology or manufacturing methods, its product candidates, or future methods or product candidates, resulting in either an injunction prohibiting manufacture or future sales, or, with respect to future sales, an obligation on Dianthus’ part to pay royalties and/or other forms of compensation to third parties, which could be significant. For example, Dianthus is aware of a certain U.S. patent owned by a third party with claims that are directed to a method of inhibiting complement C1s activity in an individual with an antibody that selectively binds active form of complement component C1s compared to inactive C1s and inhibits complement C1s activity by at least 60% in a protease assay. Although Dianthus does not believe that this is a valid patent, this patent could be construed to cover its anti-C1s antibodies.

Disputes may arise between Dianthus and its future licensors regarding intellectual property subject to a license agreement, including: the scope of rights granted under the license agreement and other interpretation- related issues; whether and to what extent to which Dianthus’ technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement; Dianthus’ right to sublicense patents and other rights to third parties; Dianthus’ right to transfer or assign the license; the inventorship and ownership of inventions and know-how resulting from the joint creations or use of intellectual property by future licensors and Dianthus and/or its partners; and the priority date of an invention of patented technology.

Dianthus may be subject to patent infringement claims or may need to file claims to protect its intellectual property, which could result in substantial costs and liability and prevent it from commercializing potential products.

Because the intellectual property landscape in the biotechnology industry is rapidly evolving and interdisciplinary, it is difficult to conclusively assess Dianthus’ freedom to operate and guarantee that it can operate without infringing on or violating third party rights. If certain of Dianthus’ product candidates are ultimately granted regulatory approval, patent rights held by third parties, if found to be valid and enforceable, could be alleged to render one or more of such product candidates infringing. If a third party successfully brings a claim against Dianthus, Dianthus may be required to pay substantial damages, be forced to abandon any affected product candidate and/or seek a license from the patent holder.

In addition, any intellectual property claims (e.g., patent infringement or trade secret theft) brought against Dianthus, whether or not successful, may cause Dianthus to incur significant legal expenses and divert the attention of Dianthus’ management and key personnel from other business concerns. Dianthus cannot be certain that patents owned or licensed by it will not be challenged by others in the course of litigation. Some of competitors may be able to sustain the costs of complex intellectual property litigation more effectively than Dianthus can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on Dianthus’ ability to raise funds and on the market price of Dianthus’ common stock.

Competitors may infringe or otherwise violate Dianthus’ patents, trademarks, copyrights or other intellectual property. To counter infringement or other violations, Dianthus may be required to file claims, which can be expensive and time-consuming. Any such claims could provoke these parties to assert counterclaims against Dianthus, including claims alleging that it infringes their patents or other intellectual property rights. In addition, in a patent infringement proceeding, a court or administrative body may decide that one or more of the patents Dianthus asserts is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to prevent the other party from using the technology at issue on the grounds that Dianthus’ patents do not cover the technology. Similarly, if Dianthus asserts trademark infringement claims, a court or administrative body may determine that the marks asserted are invalid or unenforceable or that the party against whom Dianthus has asserted trademark infringement has superior rights to the marks in question. In such a case, Dianthus could ultimately be forced to cease use of such marks. In any intellectual property litigation, even if Dianthus is successful, any award of monetary damages or other remedy received may not be commercially valuable.

Further, Dianthus may be required to protect its patents through procedures created to attack the validity of a patent at the USPTO. An adverse determination in any such submission or proceeding could reduce the scope or enforceability of, or invalidate, Dianthus’ patent rights, which could adversely affect its competitive position. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action.

In addition, if Dianthus’ product candidates are found to infringe the intellectual property rights of third parties, these third parties may assert infringement claims against Dianthus’ future licensees and other parties with whom it has business relationships and Dianthus may be required to indemnify those parties for any damages they suffer as a result of these claims, which may require Dianthus to initiate or defend protracted and costly litigation on behalf of licensees and other parties regardless of the merits of such claims. If any of these claims succeed, Dianthus may be forced to pay damages on behalf of those parties or may be required to obtain licenses for the products they use.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to Dianthus’ intellectual property rights, there is a risk that some of Dianthus’ confidential information could be compromised by disclosure during this type of litigation or other proceedings.

Dianthus may be subject to claims that it has wrongfully hired an employee from a competitor or that employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

As is common in the biotechnology industry, in addition to Dianthus’ employees, Dianthus engages and may engage in the services of consultants to assist in the development of its product candidates. Many of these consultants, and many of Dianthus’ employees, were or may have been previously employed at, or may have previously provided or may be currently providing consulting services to, other biotechnology or pharmaceutical companies including Dianthus’ competitors or potential competitors. Dianthus could in the future be subject to claims that it or its employees have inadvertently or otherwise used or disclosed alleged trade secrets or other confidential information of former employers or competitors.

Although Dianthus tries to ensure that its employees and consultants do not use the intellectual property, proprietary information, know-how or trade secrets of others in their work for Dianthus, Dianthus may become subject to claims that it caused an employee to breach the terms of his or her non-competition or non-solicitation agreement, or that Dianthus or these individuals have, inadvertently or otherwise, used or disclosed the alleged trade secrets or other proprietary information of a former employer or competitor.

While Dianthus may litigate to defend itself against these claims, even if Dianthus is successful, litigation could result in substantial costs and could be a distraction to management. If Dianthus’ defenses to these claims fail, in addition to requiring Dianthus to pay monetary damages, a court could prohibit it from using technologies or features that are essential to Dianthus’ product candidates, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. Moreover, any such litigation or the threat thereof may adversely affect Dianthus’ reputation, its ability to form strategic alliances or sublicense Dianthus’ rights to collaborators, engage with scientific advisors or hire employees or consultants, each of which would have an adverse effect on Dianthus’ business, results of operations, financial condition and prospects.

Changes to patent laws in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing Dianthus’ ability to protect its products.

Changes in either the patent laws or interpretation of patent laws in the United States, including patent reform legislation such as the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) could increase the uncertainties and costs surrounding the prosecution of Dianthus’ owned and any future in-licensed patent applications and the maintenance, enforcement or defense of Dianthus owned and any future in-licensed issued patents. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These changes include provisions that affect the way patent applications are prosecuted, redefine prior art, provide more efficient and cost-effective avenues for competitors to challenge the validity of patents, and enable third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent at USPTO-administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. Assuming that other requirements for patentability are met, prior to March 16, 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 16, 2013, under the Leahy- Smith Act, the United States transitioned to a first-to-file system in which, assuming that the other statutory requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. As such, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of Dianthus’ patent applications and the enforcement or defense of Dianthus’ issued patents, all of which could have a material adverse effect on Dianthus’ business, financial condition, results of operations, cash flows, and prospects.

In addition, the patent positions of companies in the development and commercialization of biologics and pharmaceuticals are particularly uncertain. U.S. Supreme Court and U.S. Court of Appeals for the Federal Circuit rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations, including in the antibody arts. This combination of events has created uncertainty with respect to the validity and enforceability of patents once obtained. Depending on future actions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could have a material adverse effect on Dianthus’ patent rights and its ability to protect, defend and enforce Dianthus’ patent rights in the future.

Geopolitical actions in the United States and in foreign countries could increase the uncertainties and costs surrounding the prosecution or maintenance of patent applications and the maintenance, enforcement or defense of issued patents. For example, the United States and foreign government actions related to Russia’s invasion of Ukraine may limit or prevent filing, prosecution and maintenance of patent applications in Russia. Government actions may also prevent maintenance of issued patents in Russia. These actions could result in abandonment or lapse of patents or patent applications, resulting in partial or complete loss of patent rights in Russia.

If such an event were to occur, it could have a material adverse effect on Dianthus’ business. In addition, a decree was adopted by the Russian government in March 2022, allowing Russian companies and individuals to exploit inventions owned by patentees that have citizenship or nationality in, are registered in, or have predominately primary place of business or profit-making activities in the United States and other countries that Russia has deemed unfriendly without consent or compensation. Consequently, Dianthus would not be able to prevent third parties from practicing its inventions in Russia or from selling or importing products made using its inventions in and into Russia. Accordingly, Dianthus’ competitive position may be impaired, and its business, financial condition, results of operations, cash flows, and prospects may be adversely affected.

In addition, a European Unified Patent Court (the “UPC”) came into force June 1, 2023. The UPC will be a common patent court to hear patent infringement and revocation proceedings effective for member states of the European Union. This could enable third parties to seek revocation of a European patent in a single proceeding at the UPC rather than through multiple proceedings in each of the jurisdictions in which the European patent is validated. Although OpCo does not currently own any European patents or applications, if Dianthus obtains such patents and applications in the future, any such revocation and loss of patent protection could have a material adverse impact on Dianthus’ business and its ability to commercialize or license its technology and products. Moreover, the controlling laws and regulations of the UPC will develop over time, and may adversely affect Dianthus’ ability to enforce or defend the validity of any European patents obtained. Dianthus may decide to opt out from the UPC for any future European patent applications that it may file and any patents it may obtain. If certain formalities and requirements are not met, however, such European patents and patent applications could be challenged for non-compliance and brought under the jurisdiction of the UPC. Dianthus cannot be certain that future European patents and patent applications will avoid falling under the jurisdiction of the UPC, if Dianthus decides to opt out of the UPC.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submissions, fee payment and other requirements imposed by governmental patent agencies, and Dianthus’ patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuities fees and various other governmental fees on patents and/ or patent applications are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent and/or patent application. The USPTO and various foreign governmental patent agencies also require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If Dianthus fails to maintain the patents and patent applications covering its product candidates, Dianthus’ competitive position would be adversely affected.

Dianthus may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect Dianthus’ ability to develop and market its products.

Dianthus cannot guarantee that any of its patent searches or analyses, including the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete or thorough, nor can Dianthus be certain that it has identified each and every third-party patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of its product candidates in any jurisdiction. The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Dianthus’ interpretation of the relevance or the scope of a patent or a pending application may be incorrect. For example, Dianthus may incorrectly determine that its products are not covered by a third-party patent or may incorrectly predict whether a third party’s pending application will issue with claims of relevant scope. Dianthus’ determination of the expiration date of any patent in the United States or abroad that it considers relevant may be incorrect. Dianthus’ failure to identify and correctly interpret relevant patents may negatively impact its ability to develop and market Dianthus’ products.

In addition, because some patent applications in the United States may be maintained in secrecy until the patents are issued, patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, and publications in the scientific literature often lag behind actual discoveries, Dianthus cannot be certain that others have not filed patent applications for technology covered by Dianthus’ pending applications or any future issued patents, or that Dianthus was the first to invent the technology. Dianthus’ competitors may have filed, and may in the future file, patent applications covering its products or technology similar to Dianthus’. Any such patent application may have priority over Dianthus’ patent applications or patents, which could require Dianthus to obtain rights to issued patents covering such technologies.

Dianthus may become subject to claims challenging the inventorship or ownership of its patents and other intellectual property.

Dianthus may be subject to claims that former employees, collaborators or other third parties have an interest in Dianthus’ patents or other intellectual property as an inventor or co-inventor. The failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing Dianthus’ product candidates or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and/or ownership. Alternatively, or additionally, Dianthus may enter into agreements to clarify the scope of its rights in such intellectual property. If Dianthus fails in defending any such claims, in addition to paying monetary damages, Dianthus may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on Dianthus’ business. Even if Dianthus is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Dianthus’ current or future licensors may have relied on third-party consultants or collaborators or on funds from third parties, such as the U.S. government or academic institutions, such that its licensors are not the sole and exclusive owners of the patents Dianthus in-licensed. If other third parties have ownership rights or other rights to Dianthus’ in-licensed patents, they may be able to license such patents to Dianthus’ competitors, and its competitors could market competing products and technology. This could have a material adverse effect on Dianthus’ competitive position, business, financial conditions, results of operations, cash flows, and prospects.

Patent terms may be inadequate to protect Dianthus’ competitive position on its product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering Dianthus’ product candidates are obtained, once the patent life has expired, Dianthus may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such product candidates might expire before or shortly after such product candidates are commercialized. As a result, Dianthus’ owned and future licensed patent portfolio may not provide it with sufficient rights to exclude others from commercializing products similar or identical to Dianthus’.

Dianthus’ technology licensed from various third parties may be subject to retained rights.

Dianthus’ future licensors may retain certain rights under the relevant agreements with Dianthus, including the right to use the underlying technology for noncommercial academic and research use, to publish general scientific findings from research related to the technology, and to make customary scientific and scholarly disclosures of information relating to the technology. It is difficult to monitor whether Dianthus’ licensors limit their use of the technology to these uses, and Dianthus could incur substantial expenses to enforce its rights to the licensed technology in the event of misuse.

In addition, the U.S. federal government retains certain rights in inventions produced with its financial assistance under the Patent and Trademark Law Amendments Act (the “Bayh-Dole Act”). The federal government retains a “nonexclusive, nontransferable, irrevocable, paid-up license” for its own benefit. The Bayh- Dole Act also provides federal agencies with “march-in rights.” March-in rights allow the government, in specified circumstances, to require the contractor or successors in title to the patent to grant a “nonexclusive, partially exclusive, or exclusive license” to a “responsible applicant or applicants.” If the patent owner refuses to do so, the government may grant the license itself. Dianthus may in the future collaborate with academic institutions to accelerate Dianthus’ preclinical research or development. While it is Dianthus’ policy to avoid engaging university partners in projects in which there is a risk that federal funds may be commingled, Dianthus cannot be sure that any co-developed intellectual property will be free from government rights pursuant to the Bayh-Dole Act. If, in the future, Dianthus co-owns or licenses in-technology which is critical to its business that is developed in whole or in part with federal funds subject to the Bayh-Dole Act, Dianthus’ ability to enforce or otherwise exploit patents covering such technology may be adversely affected.

Risks Related to Government Regulation

The regulatory approval processes of the FDA and other comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. If Dianthus is not able to obtain, or if there are delays in obtaining, required regulatory approvals for its product candidates, Dianthus will not be able to commercialize, or will be delayed in commercializing, such product candidates, and its ability to generate revenue will be materially impaired.

The process of obtaining regulatory approvals, both in the United States and abroad, is unpredictable, expensive and typically takes many years following commencement of clinical trials, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Dianthus cannot commercialize product candidates in the United States without first obtaining regulatory approval from the FDA. Similarly, Dianthus cannot commercialize product candidates outside of the United States without obtaining regulatory approval from comparable foreign regulatory authorities. Before obtaining regulatory approvals for the commercial sale of its product candidates, including its most advanced product candidate, DNTH103, Dianthus must demonstrate through lengthy, complex and expensive preclinical and clinical trials that such product candidates are both safe and effective for each targeted indication. Securing regulatory approval also requires the submission of information about the drug manufacturing process to, and inspection of manufacturing facilities by, the relevant regulatory authority. Further, a product candidate may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude its obtaining marketing approval. The FDA and comparable foreign regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that its data are insufficient for approval and require additional preclinical, clinical or other data.

A product candidate could be delayed in receiving, or fail to receive, regulatory approval for many reasons, including: the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of its clinical trials; Dianthus may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that a product candidate is safe and effective for its proposed indication; the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval; serious and unexpected drug-related side effects may be experienced by participants in its clinical trials or by individuals using drugs similar to a product candidate; Dianthus may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks; the FDA or comparable foreign regulatory authorities may disagree with its interpretation of data from preclinical studies or clinical trials; the data collected from clinical trials of a product candidate may not be acceptable or sufficient to support the submission of a biologics license application (“BLA”) or other submission or to obtain regulatory approval in the United States or elsewhere, and Dianthus may be required to conduct additional clinical trials; the FDA or the applicable foreign regulatory authority may disagree regarding the formulation, labeling and/or the specifications of a product candidate; the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which Dianthus contract for clinical and commercial supplies; and the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering Dianthus’ clinical data insufficient for approval.

Of the large number of drugs in development, only a small percentage successfully complete the FDA or foreign regulatory approval processes and are commercialized. The lengthy approval process as well as the unpredictability of future clinical trial results may result in Dianthus failing to obtain regulatory approval to market DNTH103 or other product candidates, which would significantly harm its business, results of operations and prospects. If Dianthus were to obtain approval, regulatory authorities may approve any such product candidate for fewer or more limited indications than Dianthus request, including failing to approve the most commercially promising indications, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. If Dianthus is not able to obtain, or if there are delays in obtaining, required regulatory approvals for a product candidate, Dianthus will not be able to commercialize, or will be delayed in commercializing, such product candidate and its ability to generate revenue may be materially impaired.

Disruptions at the FDA and other government agencies could negatively affect the review of Dianthus’ regulatory submissions, which could negatively impact its business.

The ability of the FDA to review and approve regulatory submissions can be affected by a variety of factors, including disruptions caused by government shutdowns and public health crises. Such disruptions could significantly impact the ability of the FDA or other regulatory authorities to timely review and process its regulatory submissions, which could have a material adverse effect on Dianthus’ business.

Dianthus may not be able to meet requirements for the chemistry, manufacturing and control of its product candidates.

In order to receive approval of its products by the FDA and comparable foreign regulatory authorities, Dianthus must show that Dianthus and its contract manufacturing partners are able to characterize, control and manufacture its drug products safely and in accordance with regulatory requirements. This includes synthesizing the active ingredient, developing an acceptable formulation, performing tests to adequately characterize the formulated product, documenting a repeatable manufacturing process, and demonstrating that its drug products meet stability requirements. Meeting these chemistry, manufacturing and control (“CMC”) requirements is a complex task that requires specialized expertise. If Dianthus is not able to meet the CMC requirements, Dianthus may not be successful in getting its products approved.

Dianthus intends to deliver its product candidates via a drug delivery device that will have its own regulatory, development, supply and other risks.

Dianthus intends to deliver its product candidates via a drug delivery device, such as an injector or other delivery system. There may be unforeseen technical complications related to the development activities required to bring such a product to market, including primary container compatibility and/or dose volume requirements. Dianthus’ product candidates may not be approved or may be substantially delayed in receiving approval if the devices do not gain and/or maintain their own regulatory approvals or clearances. Where approval of the drug product and device is sought under a single application, the increased complexity of the review process may delay approval. In addition, some drug delivery devices are provided by single-source unaffiliated third-party companies. Dianthus may be dependent on the sustained cooperation and effort of those third-party companies both to supply the devices and, in some cases, to conduct the studies required for approval or other regulatory clearance of the devices.

Even if approval is obtained, Dianthus may also be dependent on those third-party companies continuing to maintain such approvals or clearances once they have been received. Failure of third- party companies to supply the devices, to successfully complete studies on the devices in a timely manner, or to obtain or maintain required approvals or clearances of the devices could result in increased development costs, delays in or failure to obtain regulatory approval and delays in product candidates reaching the market or in gaining approval or clearance for expanded labels for new indications.

Dianthus currently and may in the future conduct clinical trials for its product candidates at sites outside the United States, and the FDA may not accept data from trials conducted in such locations.

Dianthus’ Phase 1 clinical trial for DNTH103 is currently being conducted in New Zealand, and Dianthus may in the future choose to conduct more of its clinical trials outside the United States. Dianthus currently intends to conduct its Phase 2 clinical trial for DNTH103 in the United States and outside the United States. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of this data is subject to conditions imposed by the FDA. For example, the clinical trial must be well designed and conducted and performed by qualified investigators in accordance with ethical principles. The trial population must also adequately represent the U.S. population, and the data must be applicable to the U.S. population and U.S. medical practice in ways that the FDA deems clinically meaningful. In addition, while these clinical trials are subject to the applicable local laws, FDA acceptance of the data will depend on its determination that the trials also complied with all applicable U.S. laws and regulations. If the FDA does not accept the data from any trial that Dianthus conducts outside the United States, it would likely result in the need for additional trials, which would be costly and time-consuming and would delay or permanently halt its development of the applicable product candidates. Even if the FDA accepted such data, it could require Dianthus to modify its planned clinical trials to receive clearance to initiate such trials in the United States or to continue such trials once initiated.

Other risks inherent in conducting international clinical trials include: foreign regulatory requirements, differences in healthcare services, and differences in cultural customs that could restrict or limit its ability to conduct its clinical trials; administrative burdens of conducting clinical trials under multiple sets of foreign regulations; foreign exchange fluctuations; diminished protection of intellectual property in some countries; and political and economic risks relevant to foreign countries.

Dianthus’ product candidates for which it intends to seek approval as biologics may face competition sooner than anticipated.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, includes a subtitle called the Biologics Price Competition and Innovation Act of 2009 (“BPCIA”), which created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. Under the BPCIA, an application for a highly similar or “biosimilar” product may not be submitted to the FDA until four years following the date that the reference product was first approved by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first approved. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of their product.

Dianthus’ investigational biological products, if approved, could be considered reference products entitled to the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider a product candidate to be reference products for competing products, potentially creating the opportunity for competition sooner than anticipated. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. Moreover, the extent to which a biosimilar, once approved, will be substituted for any reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing.

Even if Dianthus receives regulatory approval of DNTH103 or other product candidates, Dianthus will be subject to extensive ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and Dianthus may be subject to penalties if Dianthus fails to comply with regulatory requirements or experience unanticipated problems with its product candidates.

Any regulatory approvals that Dianthus may receive for DNTH103 or other product candidates will require the submission of reports to regulatory authorities and surveillance to monitor the safety and efficacy of such product candidates, may contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, and may include burdensome post-approval study or risk management requirements. For example, the FDA may require a risk evaluation and mitigation strategy in order to approve a product candidate, which could entail requirements for a medication guide, physician training and communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or comparable foreign regulatory authorities approve a product candidate, the products and the activities associated with their development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale, distribution, import and export will be subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by comparable foreign regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as ongoing compliance with current cGMPs and GCPs for any clinical trials that Dianthus conduct following approval. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic, unannounced inspections by the FDA and other regulatory authorities for compliance with cGMPs.

If Dianthus or a regulatory authority discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facilities where the product is manufactured, a regulatory authority may impose restrictions on that product, the manufacturing facility or Dianthus, including requiring recall or withdrawal of the product from the market or suspension of manufacturing, restrictions on its ability to conduct clinical trials, including full or partial clinical holds on ongoing or planned trials, restrictions on the manufacturing process, warning or untitled letters, civil and criminal penalties, injunctions, product seizures, detentions or import bans, voluntary or mandatory publicity requirements and imposition of restrictions on operations, including costly new manufacturing requirements. The occurrence of any event or penalty described above may inhibit Dianthus’ ability to commercialize DNTH103 or other product candidates and generate revenue and could require Dianthus to expend significant time and resources in response and could generate negative publicity.

Dianthus may face difficulties from healthcare legislative reform measures.

Existing regulatory policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of DNTH103 or other product candidates. Dianthus cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If Dianthus is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Dianthus is not able to maintain regulatory compliance, Dianthus may lose any marketing approval that Dianthus may have obtained and Dianthus may not achieve or sustain profitability. See the section titled “Dianthus’ Business—Government Regulation—Healthcare Reform” in Exhibit 99.2 of the Current Report on Form 8-K/A of which this Exhibit 99.1 is a part for a more detailed description of healthcare reforms measures that may prevent Dianthus from being able to generate revenue, attain profitability, or commercialize product candidates.

Dianthus’ business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors, patient organizations and customers will be subject to applicable healthcare regulatory laws, which could expose Dianthus to penalties.

Dianthus’ business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors, patient organizations and customers may expose Dianthus to broadly-applicable fraud and abuse and other healthcare laws and regulations. These laws may constrain the business or financial arrangements and relationships through which Dianthus conducts its operations, including how Dianthus researches, markets, sells and distributes its product candidates, if approved. See the section titled “Dianthus’ Business—Government Regulation—Other Healthcare Laws and Compliance Requirements” in Exhibit 99.2 of the Current Report on Form 8-K/A of which this Exhibit 99.1 is a part for a more detailed description of the laws that may affect its ability to operate.

Ensuring that its internal operations and future business arrangements with third parties comply with applicable healthcare laws and regulations will involve substantial costs. If Dianthus’ operations are found to be in violation of any of these laws or any other governmental laws and regulations that may apply to it, Dianthus may be subject to significant penalties, including civil, criminal and administrative penalties, damages, fines, exclusion from government-funded healthcare programs, integrity oversight and reporting obligations to resolve allegations of non-compliance, disgorgement, individual imprisonment, contractual damages, reputational harm, diminished profits and the curtailment or restructuring of its operations. Further, defending against any such actions can be costly and time-consuming and may require significant personnel resources. Therefore, even if Dianthus is successful in defending against any such actions that may be brought against Dianthus, its business may be impaired.

Even if Dianthus is able to commercialize DNTH103 or other product candidates, due to unfavorable pricing regulations and/or third-party coverage and reimbursement policies, Dianthus may not be able to offer such products at competitive prices which would seriously harm its business.

Dianthus intends to seek approval to market DNTH103 and other product candidates in both the United States and in selected foreign jurisdictions. If Dianthus obtains approval in one or more foreign jurisdictions for such product candidates, Dianthus will be subject to rules and regulations in those jurisdictions. Its ability to successfully commercialize any product candidates that Dianthus may develop will depend in part on the extent to which reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and other third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. Government authorities and other third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. These entities may create preferential access policies for a competitor’s product, including a branded or generic/biosimilar product, over its products in an attempt to reduce their costs, which may reduce its commercial opportunity. Additionally, if any of its product candidates are approved and Dianthus is found to have improperly promoted off-label uses of those programs, Dianthus may become subject to significant liability, which would materially adversely affect its business and financial condition. See the sections titled “Dianthus’ Business—Government Regulation—Coverage and Reimbursement” and “—Regulation in the European Union” in Exhibit 99.2 of the Current Report on Form 8-K/A of which this Exhibit 99.1 is a part for a more detailed description of the government regulations and third-party payor practices that may affect Dianthus’ ability to commercialize its product candidates.

Dianthus is subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws, and anti-money laundering laws and regulations. Dianthus can face criminal liability and other serious consequences for violations, which can harm its business.

Dianthus is subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and other state and national anti-bribery and anti-money laundering laws in the countries in which Dianthus conducts activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors, and other collaborators from authorizing, promising, offering, or providing, directly or indirectly, improper payments or anything else of value to or from recipients in the public or private sector.

Dianthus may engage third parties to sell products outside the United States, to conduct clinical trials, and/or to obtain necessary permits, licenses, patent registrations, and other regulatory approvals. Dianthus has direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities, and other organizations. Dianthus can be held liable for the corrupt or other illegal activities of its employees, agents, contractors, and other collaborators, even if Dianthus does not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences.

Governments outside the United States tend to impose strict price controls, which may adversely affect Dianthus’ revenue, if any.

In some countries, particularly member states of the European Union, the pricing of prescription drugs is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after receipt of marketing approval for a therapeutic. In addition, there can be considerable pressure by governments and other stakeholders on prices and reimbursement levels, including as part of cost containment measures. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various EU member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. To obtain coverage and reimbursement or pricing approvals in some countries, Dianthus or current or future collaborators may be required to conduct a clinical trial or other studies that compare the cost-effectiveness of a product to other available therapies in order to obtain or maintain reimbursement or pricing approval. Publication of discounts by third-party payors or authorities may lead to further pressure on the prices or reimbursement levels within the country of publication and other countries. If reimbursement of any product approved for marketing is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, its business, financial condition, results of operations, cash flows, or prospects could be materially and adversely affected. Brexit could lead to legal uncertainty and potentially divergent national laws and regulations, including those related to the pricing of prescription pharmaceuticals, as the UK determines which EU laws to replicate or replace. If the UK were to significantly alter its regulations affecting the pricing of prescription pharmaceuticals, Dianthus could face significant new costs.

If Dianthus decides to pursue a Fast Track Designation or Orphan Drug Designation by the FDA, it may not lead to a faster development or regulatory review or approval process.

Dianthus may seek Fast Track Designation or Orphan Drug Designation for one or more product candidates. The FDA has broad discretion whether or not to grant such designations, so even if Dianthus believes a particular product candidate is eligible for such designations, it cannot guarantee you that the FDA would decide to grant it. Even if Dianthus does receive Fast Track Designation or Orphan Drug Designation, it may not experience a faster development process, review or approval compared to conventional FDA procedures. The FDA may withdraw Fast Track Designation or Orphan Drug Designation if it believes that the designation is no longer supported by data from a clinical development program. See the section titled “Dianthus’ Business—Government Regulation—Expedited Development and Review Programs” in Exhibit 99.2 of the Current Report on Form 8-K/A of which this Exhibit 99.1 is a part for a more detailed description of the process for seeking Fast Track Designation or Orphan Drug Designation.

General Risk Factors

Dianthus’ estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the markets in which Dianthus compete achieve the forecasted growth, its business may not grow at similar rates, or at all.

Dianthus’ market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates which may not prove to be accurate. Its estimates and forecasts relating to size and expected growth of its target market may prove to be inaccurate. Even if the markets in which Dianthus competes meet its size estimates and growth forecasts, its business may not grow at similar rates, or at all. Dianthus’ growth is subject to many factors, including its success in implementing its business strategy, which is subject to many risks and uncertainties.

Dianthus’ revenue will be dependent, in part, upon the size of the markets in the territories for which Dianthus gains regulatory approval, the accepted price for the product, the ability to obtain coverage and reimbursement and whether Dianthus owns the commercial rights for that territory. If the number of its addressable patients is not as significant as Dianthus estimates, the indication approved by regulatory authorities is narrower than Dianthus expects or the treatment population is narrowed by competition, physician choice or treatment guidelines, Dianthus may not generate significant revenue from sales of such products, even if approved.

Dianthus may become exposed to costly and damaging liability claims, either when testing a product candidate in the clinical or at the commercial stage, and its product liability insurance may not cover all damages from such claims.

Dianthus is exposed to potential product liability and professional indemnity risks that are inherent in the research, development, manufacturing, marketing, and use of pharmaceutical products. While Dianthus currently has no products that have been approved for commercial sale, the current and future use of a product candidate in clinical trials, and the sale of any approved products in the future, may expose Dianthus to liability claims. These claims may be made by patients that use the product, healthcare providers, pharmaceutical companies, or others selling such product. Any claims against Dianthus, regardless of their merit, could be difficult and costly to defend and could materially and adversely affect the market for its products or any prospects for commercialization of its products. Although Dianthus believes it currently maintains adequate product liability insurance for DNTH103 and other product candidates, it is possible that its liabilities could exceed its insurance coverage or that in the future Dianthus may not be able to maintain insurance coverage at a reasonable cost or obtain insurance coverage that will be adequate to satisfy any liability that may arise. If a successful product liability claim or series of claims is brought against Dianthus for uninsured liabilities or in excess of insured liabilities, its assets may not be sufficient to cover such claims and its business operations could be impaired.

Litigation costs and the outcome of litigation could have a material adverse effect on Dianthus’ business.

From time to time Dianthus may be subject to litigation claims through the ordinary course of its business operations regarding, but not limited to, employment matters, security of patient and employee personal information, contractual relations with collaborators and intellectual property rights. Litigation to defend itself against claims by third parties, or to enforce any rights that Dianthus may have against third parties, may continue to be necessary, which could result in substantial costs and diversion of its resources, causing a material adverse effect on its business, financial condition, results of operations, cash flows, and prospects.

Dianthus’ business could be adversely affected by economic downturns, inflation, increases in interest rates, natural disasters, public health crises such as the COVID-19 pandemic, political crises, geopolitical events, such as conflict between Russia and Ukraine, or other macroeconomic conditions, which could have a material and adverse effect on its results of operations, cash flows, and financial condition.

The global economy, including credit and financial markets, has experienced extreme volatility and disruptions, including, among other things, diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, supply chain shortages, increases in inflation rates, higher interest rates, and uncertainty about economic stability. For example, the COVID-19 pandemic resulted in widespread unemployment, economic slowdown and extreme volatility in the capital markets. The Federal Reserve has raised interest rates multiple times in response to concerns about inflation and it may raise them again. Higher interest rates, coupled with reduced government spending and volatility in financial markets, may increase economic uncertainty and affect consumer spending. Similarly, the ongoing military conflict between Russia and Ukraine and rising tensions with China have created extreme volatility in the global capital markets and may have further global economic consequences, including disruptions of the global supply chain. Any such volatility and disruptions may adversely affect its business or the third parties on whom Dianthus relies.

If the equity and credit markets deteriorate, including as a result of political unrest or war, it may make any necessary debt or equity financing more costly, more dilutive, or more difficult to obtain in a timely manner or on favorable terms, if at all. Increased inflation rates can adversely affect Dianthus by increasing its costs, including labor and employee benefit costs.

Dianthus may in the future experience disruptions as a result of such macroeconomic conditions, including delays or difficulties in initiating or expanding clinical trials and manufacturing sufficient quantities of materials. Any one or a combination of these events could have a material and adverse effect on its results of operations and financial condition.

The market price of Dianthus’ common stock is expected to be volatile, and the market price of the common stock may drop.

The market price of Dianthus’ common stock has been and is likely to continue to be subject to significant fluctuations. Some of the factors that may cause the market price of Dianthus’ common stock to fluctuate include:

•	results of clinical trials and preclinical studies of Dianthus’ product candidates, or those of Dianthus’ competitors or Dianthus’ existing or future collaborators;

•	failure to meet or exceed financial and development projections Dianthus may provide to the public;

•	failure to meet or exceed the financial and development projections of the investment community;

•	if Dianthus does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts;

•	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by Dianthus or its competitors;

•	actions taken by regulatory agencies with respect to Dianthus’ product candidates, clinical studies, manufacturing process or sales and marketing terms;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters, and Dianthus’ ability to obtain patent protection for its technologies;

•	additions or departures of key personnel;

•	significant lawsuits, including patent or stockholder litigation;

•	if securities or industry analysts do not publish research or reports about Dianthus’ business, or if they issue adverse or misleading opinions regarding its business and stock;

•	changes in the market valuations of similar companies;

•	general market or macroeconomic conditions or market conditions in the pharmaceutical and biotechnology sectors;

•	sales of securities by Dianthus or its securityholders in the future;

•	if Dianthus fails to raise an adequate amount of capital to fund its operations or continued development of its product candidates;

•	trading volume of Dianthus’ common stock;

•	announcements by competitors of new commercial products, clinical progress or lack thereof, significant contracts, commercial relationships or capital commitments;

•	adverse publicity relating to precision medicine product candidates, including with respect to other products in such markets;

•	the introduction of technological innovations or new therapies that compete with the products and services of Dianthus’; and

•	period-to-period fluctuations in Dianthus’ financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of Dianthus’ common stock. In addition, a recession, depression or other sustained adverse market event could materially and adversely affect Dianthus’ business and the value of its common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if Dianthus experiences a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with Dianthus’ strategic direction or seek changes in the composition of its board of directors could have an adverse effect on its operating results, financial condition and cash flows.

Dianthus may be unable to integrate successfully the businesses of Dianthus and OpCo and realize the anticipated benefits of the merger.

The merger involved the combination of two companies which operated as independent companies. Dianthus will be required to devote significant management attention and resources to integrating its business practices and operations. Dianthus may fail to realize some or all of the anticipated benefits of the merger if the integration process takes longer than expected or is more costly than expected. Potential difficulties Dianthus may encounter in the integration process include the following:

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the inability to successfully combine the businesses of Dianthus and OpCo in a manner that permits Dianthus to achieve the anticipated benefits from the merger, which would result in the anticipated benefits of the merger not being realized partly or wholly in the time frame currently anticipated or at all;

•	creation of uniform standards, controls, procedures, policies and information systems; and

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger.

In addition, prior to the completion of the merger, Dianthus and OpCo operated independently. It is possible that the integration process also could result in the diversion of each company’s management’s attention, the disruption or interruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect Dianthus’ ability to maintain its business relationships or the ability to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of Dianthus.

Dianthus will incur additional costs and increased demands upon management as a result of complying with the laws and regulations affecting public companies.

Dianthus will incur significant legal, accounting and other expenses as a public company that OpCo did not incur as a private company, including costs associated with public company reporting obligations under the Exchange Act. Dianthus’ management team will consist of the executive officers of OpCo prior to the merger, some of whom have not previously managed and operated a public company. These executive officers and other personnel will need to devote substantial time to gaining expertise related to public company reporting requirements and compliance with applicable laws and regulations to ensure that Dianthus complies with all of these requirements. Any changes Dianthus makes to comply with these obligations may not be sufficient to allow it to satisfy its obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for Dianthus to attract and retain qualified persons to serve on the board of directors or on board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

Once Dianthus is no longer an emerging growth company, a smaller reporting company or otherwise no longer qualifies for applicable exemptions, Dianthus will be subject to additional laws and regulations affecting public companies that will increase its costs and the demands on management and could harm the its operating results and cash flows.

Dianthus is subject to the reporting requirements of the Exchange Act, which requires, among other things, that Dianthus file with the SEC, annual, quarterly and current reports with respect to its business and financial condition as well as other disclosure and corporate governance requirements. However, as an emerging growth company, Dianthus may take advantage of exemptions from various requirements such as an exemption from the requirement to have its independent auditors attest to Dianthus’ internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 as well as an exemption from the “say on pay” voting requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Dianthus will no longer qualify as an emerging growth company after December 31, 2023. After Dianthus no longer qualifies as an emerging growth company, Dianthus expects to still qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, in at least the near term, which will allow it to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in the Definitive Proxy Statement/Prospectus and in its periodic reports and proxy statements. Once Dianthus is no longer an emerging growth company or a smaller reporting company or otherwise no longer qualifies for these exemptions, Dianthus will be required to comply with these additional legal and regulatory requirements applicable to public companies and will incur significant legal, accounting and other expenses to do so. If Dianthus is not able to comply with the requirements in a timely manner or at all, Dianthus’ financial condition or the market price of its common stock may be harmed.

If Dianthus fails to maintain proper and effective internal controls, its ability to produce accurate financial statements on a timely basis could be impaired.

Dianthus is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that Dianthus maintain effective disclosure controls and procedures and internal control over financial reporting. Dianthus must perform system and process evaluation and testing of its internal control over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Annual Report on Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. As a private company, OpCo has never been required to test its internal controls within a specified period. This will require that Dianthus incur substantial professional fees and internal costs to expand its accounting and finance functions and that it expends significant management efforts. Dianthus may experience difficulty in meeting these reporting requirements in a timely manner. For additional information related to the risks and uncertainties of Dianthus’ compliance with the Sarbanes-Oxley Act, see the section above titled “Risks Related to Dianthus’ Business and Operations—Dianthus has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of its financial statements and have other adverse consequences.”

In addition to the material weaknesses described above, Dianthus may discover additional weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. Dianthus’ internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If Dianthus is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if it is unable to maintain proper and effective internal controls, Dianthus may not be able to produce timely and accurate financial statements. If that were to happen, the market price of its common stock could decline and it could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

Dianthus’ certificate of incorporation and bylaws and provisions under Delaware law could make an acquisition of Dianthus more difficult and may prevent attempts by its stockholders to replace or remove its management.

Provisions of Dianthus’ certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control of Dianthus that stockholders may consider favorable, including transactions in which its common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of Dianthus’ common stock, thereby depressing the market price of its common stock. In addition, because Dianthus’ board of directors will be responsible for appointing the members of Dianthus’ management team, these provisions may frustrate or prevent any attempts by Dianthus’ stockholders to replace or remove its current management by making it more difficult for stockholders to replace members of Dianthus’ board of directors. Among other things, these provisions:

•	establish a classified board of directors such that all members of the board are not elected at one time;

•	allow the authorized number of Dianthus’ directors to be changed only by resolution of its board of directors;

•	limit the manner in which stockholders can remove directors from the board;

•	establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on at stockholder meetings;

•	require that stockholder actions must be effected at a duly called stockholder meeting and prohibit actions by its stockholders by written consent;

•	limit who may call a special meeting of stockholders;

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authorize Dianthus’ board of directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by Dianthus’ board of directors; and

•	require the approval of the holders of at least 66.67% of the votes that all its stockholders would be entitled to cast to amend or repeal certain provisions of Dianthus’ charter or bylaws.

Moreover, because Dianthus is incorporated in Delaware, it is governed by the provisions of Section 203 of the DGCL, which prohibits stockholders owning in excess of 15% of the outstanding Dianthus voting stock from merging or combining with Dianthus. Although Dianthus believes these provisions collectively will provide for an opportunity to receive higher bids by requiring potential acquirors to negotiate with its board of directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by Dianthus’ stockholders to replace or remove then current management by making it more difficult for stockholders to replace members of the board of directors, which is responsible for appointing the members of management.

The bylaws of Dianthus provide that, unless Dianthus consents in writing to the selection of an alternative forum, certain designated courts will be the sole and exclusive forum for certain legal actions between Dianthus and its stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with Dianthus or its directors, officers, employees or agents.

The bylaws of Dianthus provide that, unless it consents in writing to an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on its behalf, (ii) any action asserting a claim of or based on a breach of a fiduciary duty owed by any of its current or former directors, officers, or other employees to Dianthus or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, its charter or its bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, which for purposes of this risk factor refers to herein as the “Delaware Forum Provision.” The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act and the Exchange Act. The bylaws of Dianthus will further provide that, unless it consents in writing to an alternative forum, federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, which for purposes of this risk factor refers to herein as the “Federal Forum Provision.” In addition, the bylaws of Dianthus provide that any person or entity purchasing or otherwise acquiring any interest in shares of its capital stock is deemed to have notice of and consented to the foregoing Delaware Forum Provision and Federal Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived its compliance with the U.S. federal securities laws and the rules and regulations thereunder.

The Delaware Forum Provision and the Federal Forum Provision may impose additional litigation costs on stockholders of Dianthus in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clauses in the bylaws of Dianthus may limit its stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with Dianthus or its directors, officers or employees, which may discourage such lawsuits against Dianthus and its directors, officers and employees even though an action, if successful, might benefit its stockholders.

Dianthus does not anticipate paying any cash dividends in the foreseeable future.

The current expectation is that Dianthus will retain its future earnings, if any, to fund the growth of its business as opposed to paying dividends. As a result, capital appreciation, if any, of the common stock of Dianthus will be your sole source of gain, if any, for the foreseeable future.

An active trading market for Dianthus’ common stock may not be sustained and its stockholders may not be able to sell their shares of common stock for a profit, if at all.

Prior to the merger, there had been no public market for shares of OpCo capital stock. An active trading market for Dianthus’ shares of common stock may not be sustained. If an active market for Dianthus’ common stock is not sustained, it may be difficult for its stockholders to sell their shares at an attractive price or at all.

Future sales of shares by existing stockholders could cause Dianthus’ stock price to decline.

If securityholders sell, or indicate an intention to sell, substantial amounts of Dianthus’ common stock in the public market after legal restrictions on resale discussed in the Definitive Proxy Statement/Prospectus lapse, the trading price of the common stock of Dianthus could decline. As of September 21, 2023, Dianthus had 14,813,295 shares of common stock issued and outstanding. Of the shares of Dianthus common stock outstanding, approximately 5,727,550 will be available for sale in the public market beginning 180 days after the closing of the merger as a result of the expiration of lock-up agreements between Dianthus and OpCo on the one hand and certain securityholders of Dianthus and OpCo on the other hand (and without giving effect to any restrictions on resale under securities laws). All other outstanding shares of common stock, other than shares held by affiliates of Dianthus, shares of Dianthus common stock issued in exchange for shares of OpCo common stock issued in the OpCo pre-closing financing (as defined in Dianthus’ Current Report on Form 8-K filed with the SEC on September 12, 2023) and shares of Dianthus common stock issuable upon the exercise of the pre-funded warrants issued in exchange for the OpCo pre-funded warrants issued in the OpCo pre-closing financing, are freely tradable, without restriction, in the public market (other than restrictions under applicable securities laws). In addition, shares of common stock that are subject to outstanding options or warrants of Dianthus (excluding the pre-funded warrants issued in exchange for the OpCo pre-funded warrants issued in the OpCo pre-closing financing) are or will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements and Rules 144 and 701 under the Securities Act. In addition, Dianthus intends to file a registration statement covering outstanding shares of Dianthus common stock held by certain affiliates, shares of Dianthus common stock issued in exchange for shares of OpCo common stock issued in the OpCo pre-closing financing and shares of Dianthus common stock issuable upon the exercise of the pre-funded warrants issued in exchange for the OpCo pre-funded warrants issued in the OpCo pre-closing financing. Dianthus also intends to register shares of its common stock that it may issue under its equity compensation plans. Upon registration, such shares of common stock are expected to be freely tradable, without restriction, in the public market (other than restrictions under applicable securities laws and subject to the lock-up agreements). If any of the foregoing shares of common stock are sold, the trading price of Dianthus’ common stock could decline.

Dianthus’ executive officers, directors and principal stockholders will have the ability to control or significantly influence all matters submitted to Dianthus’ stockholders for approval.

Dianthus’ executive officers, directors and principal stockholders will, in the aggregate, beneficially own approximately 77.0% of Dianthus’ outstanding shares of common stock. As a result, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to Dianthus stockholders for approval, as well as Dianthus’ management and affairs. For example, these stockholders, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of Dianthus’ assets. This concentration of voting power could delay or prevent an acquisition of Dianthus on terms that other stockholders may desire.

If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about Dianthus, its business or its market, its stock price and trading volume could decline.

The trading market for Dianthus’ common stock will be influenced by the research and reports that equity research analysts publish about it and its business. Equity research analysts may elect to not provide research coverage of Dianthus’ common stock, and such lack of research coverage may adversely affect the market price of its common stock. In the event Dianthus does have equity research analyst coverage, it will not have any control over the analysts or the content and opinions included in their reports. The price of Dianthus’ common stock could decline if one or more equity research analysts downgrade its stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of Dianthus or fails to publish reports on it regularly, demand for its common stock could decrease, which in turn could cause its stock price or trading volume to decline.

Dianthus has broad discretion in the use of its cash and cash equivalents and the proceeds from the OpCo pre-closing financing and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Dianthus has broad discretion over the use of its cash and cash equivalents and the proceeds from the OpCo pre-closing financing. You may not agree with Dianthus’ decisions, and its use of the proceeds may not yield any return on your investment. Dianthus’ failure to apply these resources effectively could compromise its ability to pursue its growth strategy and Dianthus might not be able to yield a significant return, if any, on its investment of these net proceeds. You will not have the opportunity to influence Dianthus decisions on how to use Dianthus’ cash resources.

Dianthus may be subject to adverse legislative or regulatory tax changes that could negatively impact its financial condition.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect Dianthus or its stockholders. Dianthus will assess the impact of various tax reform proposals and modifications to existing tax treaties in all jurisdictions where Dianthus has operations to determine the potential effect on its business and any assumptions it will make about its future taxable income. Dianthus cannot predict whether any specific proposals will be enacted, the terms of any such proposals or what effect, if any, such proposals would have on its business if they were to be enacted. For example, the United States recently enacted the Inflation Reduction Act of 2022 (“IRA”), which implements, among other changes, a 1% excise tax on certain stock buybacks. In addition, beginning in 2022, the Tax Act eliminates the currently available option to deduct research and development expenditures and requires taxpayers to amortize them generally over five years. The U.S. Congress is considering legislation that would restore the current deductibility of research and development expenditures, however, there is no assurance that the provision will be repealed or otherwise modified. Such changes, among others, may adversely affect its effective tax rate, results of operation and general business condition.

The ability of Dianthus to utilize its net operating loss carryforwards and certain other tax attributes is expected to be limited.

Dianthus’ ability to utilize its net operating loss carryforwards and certain other tax attributes to offset future taxable income or tax liabilities is expected to be limited. If the Dianthus earns taxable income, such limitations could result in increased future income tax liability to Dianthus, and Dianthus’ future cash flows could be adversely affected.

In general, Dianthus’ ability to use its federal and state net operating loss and credits carryforwards to reduce future taxable liabilities is dependent upon its generation of future taxable income, and Dianthus cannot predict with certainty when, or whether, it will generate sufficient taxable income or tax liabilities to use all of its carryforwards. Under current law, federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but for taxable years beginning after December 31, 2020 the deductibility of such net operating loss carryforwards is limited to 80% of taxable income. Federal net operating losses generated prior to December 31, 2017, however, have a 20-year carryforward period, but are not subject to the 80% limitation. Similar state law limitations may apply. In addition, under Sections 382 and 383 of the Code, federal net operating loss and credit carryforwards may become subject to an annual limitation in the event one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period (referred to as an “ownership change”). Similar state law limitations may apply. There may also be periods during which the use of net operating loss carryforwards and other tax attributes are suspended or otherwise limited, which could accelerate or permanently increase taxes owed.

Following the merger, Dianthus’ tax carryforwards will be attributable to both the historic pre-merger net operating losses of OpCo and the historic pre-merger net operating losses and credits of Dianthus.

As of December 31, 2022, OpCo had net operating loss carryforwards for federal and state income tax purposes of $24.5 million and $20.1 million, respectively. The federal net operating losses will not be subject to expiration and can be carried forward indefinitely, subject to the limitations described above. The state net operating losses begin to expire in 2038. In addition, as discussed above, under Sections 382 of the Code, an ownership change for OpCo may limit the amount of its net operating loss carryforwards that could be utilized annually to offset its future taxable income, if any. OpCo has not performed an analysis to determine whether there has been such an ownership change pursuant to Sections 382 of the Code, or whether such an ownership change resulted from the merger. Any such limitation would significantly reduce its ability to utilize its net operating loss carryforwards before they expire and could have a material adverse effect on its results of operations in future years.

Prior to the merger, as of December 31, 2022, Dianthus had federal net operating loss carryforwards of $272.9 million, of which $17.5 million begin to expire in 2035 and $255.4 million can be carried forward indefinitely, subject to the limitations described above. As of December 31, 2022, Dianthus had state net operating loss carryforwards of $272.6 million, which begin to expire in 2035. As of December 31, 2022, Dianthus also had available research and orphan drug tax credit carryforwards for federal and state income tax purposes of $12.9 million and $3.4 million, respectively, which begin to expire in 2035 and 2030, respectively. Dianthus has not conducted a formal study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since inception; however, the merger is expected to result in an ownership change of Dianthus. For these reasons, Dianthus does not expect to be able to utilize a material portion of the net operating losses and research and orphan drug tax credit carryforwards.